Partners for Growth

Loan and Security Agreement

Borrower:	Selway Capital Acquisition Corporation, a Delaware corporation (Delaware Entity No. 4926507)
Address:	66 Ford Road, Suite 230, Denville, NJ 07834
Guarantor:	Healthcare Corporation of America, a New Jersey corporation (New Jersey Entity No. 0100989709) (“HCA”)
Address:	66 Ford Road, Suite 230, Denville, NJ 07834
Guarantor:	Prescription Corporation of America, a New Jersey corporation (New Jersey Entity No. 0100988206) (“PCA”)
Address:	66 Ford Road, Suite 230, Denville, NJ 07834
Guarantor:	PCA Benefits, Inc., a New Jersey corporation (New Jersey Entity No. 0101011650) (“PBI”)
Address:	66 Ford Road, Suite 230, Denville, NJ 07834
Date:	July 17, 2013

THIS LOAN AND SECURITY AGREEMENT (“Agreement”) is entered into on the above date (the “Effective Date”) between (1) Partners for Growth III, L.P., a Delaware limited partnership (“PFG”), whose address is 150 Pacific Avenue, San Francisco, CA 94111, (2) the above-named borrower (“Borrower”), whose chief executive offices are located at the above addresses (“Borrower’s Address”), and (3) each of HCA, PCA and PBI, the direct and indirect Subsidiaries (as defined herein) of Borrower, jointly and severally in their capacities as obligors in respect of Borrower’s and each Subsidiary’s non-monetary Obligations hereunder and as guarantors of Borrower’s and each other Subsidiary’s monetary Obligations under the Loan Documents (as defined herein) pursuant to that certain Cross-Corporate Continuing Guaranty and Security Agreement dated the Effective Date (individually and collectively, jointly and severally, “Guarantor”). Borrower and each Guarantor may be referred to herein individually and collectively as “Obligor”. The Schedule to this Agreement (the “Schedule”) being signed by the parties concurrently, is an integral part of this Agreement. (Definitions of certain terms used in this Agreement are set forth in Section 7 below.)

1.	LOANS.

1.1              Loan. Subject to the terms herein, PFG will make a one-time loan to Borrower, for the benefit of Borrower’s direct and indirect Subsidiaries (the “Loan”) in the amount shown in Section 1 of the Schedule.

1.2              Interest. The Loan and all other monetary Obligations shall bear interest at the rates shown on the Schedule, except where expressly set forth to the contrary in this Agreement. Interest shall be payable monthly, on the first day of each month for interest accrued during the prior month.

Partners for Growth	Loan and Security Agreement

1.3              Fees. Borrower shall pay PFG the fees shown on the Schedule, which are in addition to all interest and other sums payable to PFG and are not refundable.

1.4              Loan Requests. To make any request of PFG or give notice in connection with the Loan (including a notice of conversion or Sale under Section 1 of the Schedule) (a “Loan Request”), Borrower shall make a Qualifying Request to PFG in writing compliant with Section 8.5. Loan Requests are not deemed made until PFG acknowledges receipt of the same by electronic mail or otherwise in writing. Borrower appoints the Responsible Officer(s) as its agent to make Loan Requests and any Loan Request made by such Responsible Officer(s) shall be binding on Borrower as if made by its own respective officers who are duly authorized to bind Borrower in respect of the Loan. PFG’s obligation to consider a Loan Request shall be subject to its receipt of such reports, certificates and other information as may be set forth in the Schedule. Loan Requests received after 12:00 Noon Pacific time will not be deemed to have been received by PFG until the next Business Day. PFG may rely on any Loan Request given by a person whom PFG believes in good faith is a Responsible Officer, and Borrower shall indemnify PFG for any loss PFG suffers as a result of that reliance.

1.5              Late Fee. If any payment of accrued interest for any month is not made within three (3) Business Days after the later of the date a bill therefor is sent by PFG or three (3) Business Days after the date due, or if any payment of principal (other than payment of principal on the Maturity Date) or any other payment is not made within five (5) Business Days after the date due, then Borrower shall pay PFG a late payment fee equal to 5% of the amount of such late payment in the first three (3) such instances of late payment and 10% of the amount of each future late payment occurring thereafter. The provisions of this paragraph shall not be construed as PFG’s consent to Borrower’s failure to pay any amounts when due, and PFG’s acceptance of any such late payments shall not restrict PFG’s exercise of any remedies arising out of any such failure.

2.	SECURITY INTEREST.

2.1              Grant of Security Interest. To secure the payment and performance of all of the Obligations when due hereunder and, in the case of each Guarantor, its obligations under the Guaranty, each Obligor hereby grants to PFG a continuing security interest in, and pledges to PFG, all of the following (collectively, the “Collateral”): all right, title and interest of each Obligor in and to all of the following, whether now owned or hereafter arising or acquired and wherever located: all Accounts; all Inventory; all Equipment; all Deposit Accounts; all General Intangibles (including without limitation all Intellectual Property); all Investment Property; all Other Property; and any and all claims, rights and interests in any of the above, and all guaranties and security for any of the above, and all substitutions and replacements for, additions, accessions, attachments, accessories, and improvements to, and proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties) of, any and all of the above, and all of Obligor’s books relating to any and all of the above, but Collateral expressly excludes Excluded Collateral (as defined in Section 7).

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Partners for Growth	Loan and Security Agreement

3.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF OBLIGORS.

Each Obligor represents, warrants and covenants to PFG that following statements are true and correct as of the Effective Date and will continue to be true and correct (unless specified to be true and correct only as of the Effective Date) until all Obligations have been paid and performed in full:

3.1              Corporate Existence and Authority. Each Obligor is and will continue to be, duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation. Each Obligor shall give PFG 30 days’ prior written notice before changing its jurisdiction or form of organization. Each Obligor is and will continue to be qualified and licensed to do business in all jurisdictions in which any failure to do so would result in a material adverse effect on it or its business. Each Obligor has the corporate power and corporate authority to execute and deliver this Agreement, the Intellectual Property Security Agreement, the Collateral Agreements and Notices, the Registration Rights Agreement (in the case of Borrower), the Pledges of Subsidiary stock, the Warrant (in the case of Borrower), the Guaranty (in the case of each Guarantor), the Representations and the other documents and instruments executed in connection therewith (collectively, the “Loan Documents”), to consummate the transactions contemplated thereby, and in the case of Borrower, to sell and issue the Note and the Warrant contemplated thereby, and to issue the Common Stock issuable upon conversion of the Note and exercise of the Warrant. The execution and delivery of each of the Loan Documents and the consummation by each Obligor, as applicable, of the transactions contemplated thereby has been duly authorized, executed and delivered by each Obligor, and the Loan Documents are valid and binding agreements of each Obligor signatory thereto, enforceable against each Obligor in accordance with their terms, except as enforceability may be limited by bankruptcy or similar laws affecting creditors’ rights generally. The execution, delivery and performance by each Obligor of this Agreement and all other documents contemplated hereby do not violate in any material respects any Obligor’s Constitutional Documents, or any Legal Requirement, and (iv) do not conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any agreement or instrument of any Obligor or relating to its respective property, in which case such breach, acceleration, termination or cancelation could reasonably result in a liability, damage or loss, directly or indirectly, of $250,000 or more, and (iv) do not constitute grounds for acceleration of any material indebtedness or obligation under any agreement or instrument of any Obligor or relating to its property. The Agreement and Plan of Merger, dated January 31, 2013, by and among Selway Capital Corporation, Selway Merger Sub, Inc., Healthcare Corporation of America, Prescription Corporation of America and the Stockholder Representative (the “Merger Agreement”) has been duly approved by Borrower and each other Obligor whose approval is or was required by all requisite action of the board of directors and stockholders of such Persons. The filing of the certificate of merger has been duly made in the State of New Jersey and the merger contemplated thereby (the “Merger”) has become effective.

3.2              Name; Trade Names and Styles. As of the Effective Date, the name of each Obligor set forth in the heading to this Agreement is its correct name, as set forth in its Constitutional Documents. Listed in the Representations are all current names of its Subsidiaries, prior names of Borrower and each Subsidiary and all of Borrower’s and each Subsidiary’s present and prior trade names as of the Effective Date. Each Obligor shall give PFG 30 days’ prior written notice before changing its name or doing business under any other name. Each Obligor has complied, and will in the future comply, in all material respects, with all laws relating to the conduct of business under a fictitious business name, if applicable to an Obligor.

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Partners for Growth	Loan and Security Agreement

3.3              Place of Business; Location of Collateral. As of the Effective Date, the addresses set forth in the heading to this Agreement are each Obligor’s chief executive office, respectively. In addition, as of the Effective Date, each Obligor has places of business and Collateral located only at the locations set forth in the Representations. Each Obligor will give PFG at least 30 days prior written notice before opening any additional place of business, changing its chief executive office, or moving any of the Collateral to a location other than another Obligor’s address or one of the locations set forth in the Representations, except that each Obligor may maintain sales offices in the ordinary course of business at which not more than a total of $50,000 fair market value of Collateral is located.

3.4              Title to Collateral; Perfection; Permitted Liens.

(a)                Each Obligor is now, and will at all times in the future be, the sole owner of all the Collateral owned by it, except for items of Equipment which are leased to an Obligor. All such Collateral now is and will remain free and clear of any and all liens, charges, security interests, encumbrances and adverse claims, except for Permitted Liens. PFG now has, and will continue to have, a First-Priority perfected and enforceable security interest in all of the Collateral, subject only to Permitted Liens, and each Obligor will at all times defend PFG and the Collateral against all claims of others.

(b)               Borrower has set forth in the Representations all of each Obligor’s Deposit Accounts, and each Obligor will give PFG five Business Days advance written notice before establishing or permitting any Obligor to establish any new Deposit Accounts and will, subject to Section 8(b) of the Schedule, cause the institution where any such new Deposit Account is maintained to execute and deliver to PFG a Control Agreement in form sufficient to perfect PFG’s security interest in the Deposit Account and otherwise satisfactory to PFG in its good faith business judgment.

(c)                In the event that an Obligor shall at any time after the Effective Date have any commercial tort claims against others, which it is asserting, and in which the potential recovery exceeds $100,000, such Obligor shall promptly notify PFG thereof in writing and provide PFG with such information regarding the same as PFG shall request (unless providing such information would waive such Obligor’s attorney-client privilege). Such notification to PFG shall constitute a grant of a security interest in the commercial tort claim and all proceeds thereof to PFG, and such Obligor shall execute and deliver all such documents and take all such actions as PFG shall request in connection therewith in order to perfect its security interest.

(d)               No material part of any Obligor’s Collateral now is affixed to any real property in such a manner or with such intent as to become a fixture except as set forth in Exhibit A. From and after the Effective Date, without PFG’s consent in each instance, no material part of such Collateral will be affixed to any real property in such a manner, or with such intent, as to become a fixture. Each Obligor is not and will not, without PFG’s consent, become a lessee under any real property lease pursuant to which the lessor may obtain any rights in any of the Collateral (other than by operation of law) and no such lease now prohibits, restrains, impairs or will prohibit, restrain or impair an Obligor’s right to remove any Collateral from the leased premises. Whenever any Collateral is located upon premises in which any third party has an interest, each Obligor shall, whenever requested by PFG, use commercially reasonable efforts to cause such third party to execute and deliver to PFG, in form acceptable to PFG, such waivers and subordinations as PFG shall specify in its good faith business judgment. Each Obligor will keep in full force and effect, and will comply with all material terms of, any lease of real property where any of the Collateral now or in the future may be located.

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Partners for Growth	Loan and Security Agreement

3.5              Maintenance of Collateral. Each Obligor will maintain its respective Collateral in good working condition (ordinary wear and tear excepted), and Borrower will not use the Collateral for any unlawful purpose. Each Obligor will immediately advise PFG in writing of any material loss or damage to Collateral.

3.6              SEC Filings; FINRA and the Sarbanes-Oxley Act. Borrower has timely filed with or furnished to the Securities and Exchange Commission (the “SEC”) each report, statement, schedule, form or other document or filing required to be filed or furnished (or otherwise filed or furnished) by Borrower with the SEC from the date of its initial filing with the SEC to the Effective Date (all such documents collectively being the “SEC Documents”). Each SEC Document complied, and each SEC Document filed or furnished to the SEC subsequent to the Effective Date will comply, in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and did not or will not contain any untrue statement of material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. Borrower has and at all times will comply in all material respects with its obligations under FINRA and the Sarbanes-Oxley Act of 2002. Borrower has restated its Financial Statements in connection with the consummation of the Merger Agreement (the “Restatement”). Borrower has provided PFG with a copy of any and all comment letters received from the SEC along with Borrower’s responses thereto.

3.7              Books and Records. Each Obligor has maintained and will maintain at its respective Address complete and accurate books and records, comprising an accounting system in accordance with GAAP. The books and records accurately and fairly, in reasonable detail, reflect the transactions and dispositions of assets of and the providing of services by Borrower and its subsidiaries. Each Obligor shall maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed only in accordance with management’s authorization; (ii) all income and expense items are promptly and properly recorded for the relevant periods in accordance with the revenue recognition and expense policies maintained by each Obligor as permitted by GAAP; (iii) access to assets is permitted only in accordance with management’s authorization; and (iv) recorded assets are compared with existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

3.8              Financial Condition, Statements and Reports. The audited Financial Statements and the unaudited interim Financial Statements of Borrower and its Subsidiaries included in the SEC Documents are (after giving effect to the Restatement) and, together with any Financial Statements delivered to PFG pursuant to Special Request will be, true and correct in all material respects and fairly present the financial position of Borrower (on a consolidated basis) in all material respects as of the dates thereof and the results of operations and cash flows for the periods then ended in accordance with GAAP. Since the date of the Restatement, there has been no Material Adverse Change. To the extent that Borrower ceases for any reason to file current reports with the SEC, all financial statements then and thereafter delivered to PFG will be prepared in conformity with GAAP.

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Partners for Growth	Loan and Security Agreement

3.9              Tax Returns and Payments; Pension Contributions. Each Obligor has timely filed, and will timely file, all material required Tax Returns and reports, and each Obligor has timely paid, and will timely pay, all material Taxes now or in the future owed by Borrower. An Obligor may, however, defer payment of any of the foregoing which are contested by such Obligor in good faith, provided that Borrower (i) contests the same by appropriate proceedings promptly and diligently instituted and conducted, (ii) notifies PFG in writing of the commencement of, and any material development in, the proceedings that may be adverse to such Obligor, and (iii) posts bonds or takes any other steps required to keep the same from becoming a lien upon any of the Collateral. Each Obligor is unaware of any claims or adjustments proposed for any of its prior tax years which could result in additional Taxes becoming due and payable. Each Obligor has paid, and shall continue to pay all amounts necessary to fund all present and future pension, profit sharing and deferred compensation plans in accordance with their terms. No Obligor has and no Obligor shall withdraw from participation in, permit partial or complete termination of, or permit the occurrence of any other event with respect to, any such plan which could reasonably be expected to result in any liability of an Obligor, including any liability to the Pension Benefit Guaranty Corporation or its successors or any other Governmental Body.

3.10          Compliance with Law. Each Obligor has, to the best of its knowledge, complied, and will comply, in all material respects, with all provisions of all Legal Requirements, including, but not limited to, those relating to its ownership of real or personal property, the conduct and licensing of such Obligor’s business, and all environmental matters.

3.11          Litigation. Except as set forth in the Representations and as described in Borrower’s current Financial Statements, there is no claim, suit, litigation, proceeding or investigation pending or (to best of each Obligor’s knowledge) threatened against or affecting any Obligor in any court or before any Governmental Body (or any basis therefor known to any Obligor) which could reasonably be expected to result, either separately or in the aggregate, in any Material Adverse Change. Each Obligor will promptly inform PFG in writing of any claim, proceeding, litigation or investigation in the future threatened or instituted against Obligors (in the aggregate) involving any single claim of $100,000 or more, or involving $250,000 or more in the aggregate.

3.12          Use and Receipt of Proceeds. All proceeds of the Loan shall be used solely for lawful business purposes. Without limiting the foregoing, proceeds of the Loan shall be used for general operating capital for the Subsidiaries. No Obligor is purchasing or carrying any “margin stock” (as defined in Regulation U of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan will be used to purchase or carry any “margin stock” or to extend credit to others for the purpose of purchasing or carrying any “margin stock.”

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Partners for Growth	Loan and Security Agreement

3.13          No Default. At the Effective Date, no Default or Event of Default has occurred, and no Default or Event of Default will have occurred after giving effect to any Loan being made concurrently herewith.

3.14          Protection and Registration of Intellectual Property Rights. Each Obligor owns or otherwise holds the right to use all intellectual property rights, including, without limitation, all patents, copyrights, trademarks, Domain Rights (as defined below), trade secrets and computer software, necessary for the conduct of its business as currently conducted. No Obligor has received any written notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property of any Obligor, or of any outstanding decree, order or judgment that has rendered any intellectual property owned by any Obligor invalid or unenforceable. Each Obligor shall: (a) protect, defend and maintain the validity and enforceability of its intellectual property, other than intellectual property that is not material to its business and that such Obligor has affirmatively determined not to maintain or to abandon; (b) promptly advise PFG in writing of material infringements of its intellectual property; and (c) not allow any intellectual property material to its business to be abandoned, forfeited or dedicated to the public without PFG’s written consent. If, before the Obligations have been paid and/or performed in full, any Obligor shall (i) adopt, use, acquire or apply for registration of any trademark, service mark or trade name, (ii) apply for registration of any patent or obtain any patent or patent application; (iii) create or acquire any published or material unpublished works of authorship material to the business that is or is to be registered with the U.S. Copyright Office or any non-U.S. equivalent; or (iv) register or acquire any domain name or domain name rights, then the provisions of Section 2.1 shall automatically apply thereto, and such Obligor shall use all commercially reasonable efforts to give PFG advance written notice thereof and in any event shall thereafter give PFG prompt written notice thereof (which for purposes hereof shall be deemed to be not more than three (3) Business Days). Each Obligor shall further provide PFG with all information and details relating to the foregoing and take such further actions as PFG may reasonably request from time to time to enable PFG to perfect or continue the perfection of PFG’s interest in all such Obligor’s Collateral.

3.15          Domain Rights and Related Matters. Each Obligor (a) is the sole record, legal and beneficial owner of all domain names and domain name rights used in connection with its business, free and clear of any rights or claims of any third party; (b) the information provided in the Representations with respect to domain names and ownership thereof, domain registry, domain servers, location and administrative contact information, web hosting and related services and facilities (collectively, “Domain Rights”) is true, accurate and complete in all material respects and each Obligor shall promptly notify PFG of any material changes to such information; (c) shall maintain all Domain Rights that an Obligor has not affirmatively determined to abandon in full force and effect so long as any Obligations remain outstanding; (d) shall, upon request of PFG, notify such third parties (including domain registrars, hosting companies and internet service providers) of PFG’s security interest in each Obligor’s Domain Rights; and (e) promptly advise PFG in writing of any material disputes or infringements of its Domain Rights.

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Partners for Growth	Loan and Security Agreement

3.16          Capitalization; Debt and Conversion Stock.

(a)                The shares of Borrower’s Series C Common Stock issuable upon conversion of the Note or exercise of the Warrant and the shares of Common Stock into which it will subsequently consolidate (collectively, the “Conversion Stock”) have been duly and validly reserved for issuance. The Conversion Stock, when issued upon conversion of the Note, will be validly authorized, issued and fully paid. The issuance and delivery of the Conversion Stock is not subject to preemptive or any similar rights of the stockholders of Borrower or any other Person (which have not been duly waived) or any liens or encumbrances except for restrictions on transfer provided for herein or under applicable federal and state securities laws and restrictions created by PFG. The Conversion Stock will be issued without any legends other than the Securities Act legend in the form set forth in the Note and the Warrant, until such time as it is removed pursuant to the provisions hereof.

(b)               The capitalization table of each Obligor attached hereto as Exhibit G (the “Capitalization Table”) (i) is true, correct, accurate and complete as of: (A) the Effective Date, and (B) immediately following the expiration of the Tender Offer (as defined in the Merger Agreement), assuming the Maximum Tender Condition (as defined in the Merger Agreement) is satisfied, and (ii) shows 100% ownership of HCA by Borrower and 100% ownership of PCA and PBI by HCA. Except as set forth on the Capitalization Table, there are no: (a) outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of Borrower or any of its subsidiaries, or (b) agreements with respect to any securities of Borrower or its subsidiaries, including any voting trust, other voting agreement or proxy with respect thereto. Borrower owns beneficially and of record all of the capital stock of HCA, and HCA owns beneficially and of record all of the capital stock of PCA and PBI. All of the Series A, B and C Common Stock of Borrower will automatically convert into Common Stock within five days following a Post-Acquisition Tender Offer or Post-Acquisition Automatic Trust Liquidation (each as defined in Borrower’s restated certificate as in effect on the Effective Date) on a one-for-one basis without further action by Borrower or its stockholders (other than the consummation of such Tender Offer).

(c)                As of the Effective Date, no Obligor shall have any outstanding Indebtedness or other borrowing, other than (i) capitalized leases and similar financial obligations expressly disclosed in the Representations, and (ii) PCA and PBI shall have entered a revolving credit facility with the Senior Lender providing for the borrowing of up to $5 million on or before the Effective Date and, subject to the Financial Covenant in Section 5 of the Schedule and the Senior Debt Limit set forth in Section 8(a)(2) of the Schedule, up to an aggregate of $25 million based upon the borrowing criteria and performance thresholds set forth in such revolving credit facility (the “Muneris Facility”).

(d)               Borrower shall maintain authorized but unissued Common Stock in number sufficient to accommodate the conversion of the Note and exercise of the Warrant.

(e)                Assuming the accuracy of the representations and warranties of PFG contained in Exhibit D hereof, the offer, sale and issuance of the Note and Warrant are, and the Conversion Stock will be, exempt from the registration requirements of the Securities Act pursuant to 506 of Regulation D under the Securities Act and from the registration and qualification requirements of applicable state securities laws. Neither Borrower nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of such securities to any person or persons so as to bring the sale of the Note and issuance of Conversion Stock upon conversion thereof by Borrower within the registration provisions of the Securities Act.

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Partners for Growth	Loan and Security Agreement

(f)                Borrower is and will remain subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act and (i) has filed and will file all required reports under Section 13 or 15(d) of the Exchange Act, as applicable, during the 12 months preceding the initial issuance of any Notes, other than Form 8-K reports; and (ii) has submitted and will submit electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T, during the 12 months preceding such sale.

(g)               Unless required to do so by Special Request under Section 6 of the Schedule, Borrower shall not at any time provide PFG with any material nonpublic information and will publicly disclose the terms of this Agreement on Form 8-K under the Exchange Act (including it as an exhibit thereto only if Borrower deems it required under applicable law) promptly following the Effective Date; provided, if applicable, that Borrower makes no representation or warranty with respect to any information provided to Borrower in writing pursuant to a Special Request.

(h)               Borrower has not and shall not pay any commission or other remuneration either directly or indirectly for soliciting the conversion of the Note or the exercise of the Warrant.

(i)                 Borrower has not and shall not engage any placement agent, finder or broker dealer in connection with the offer and sale of the Note, the Warrant and the Conversion Stock.

(j)                 neither Borrower nor any of its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for a failure to comply with Regulation D under the Securities Act and Borrower shall comply in all respects with Regulation D in connection with any future securities offerings made in reliance on Regulation D.

(k)               neither Borrower nor any person acting on its behalf has used or will use any form of general solicitation or general advertising in connection with the offer or sale of the Note, the Warrant or the Conversion Stock.

4.	ADDITIONAL DUTIES OF BORROWER.

Each Obligor will at all times comply with all of the following covenants throughout the term of this Agreement:

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Partners for Growth	Loan and Security Agreement

4.1              Financial and Other Covenants. Each Obligor shall at all times comply with the covenants set forth herein and in the Schedule.

4.2              Remittance of Proceeds. Subject to the rights of the Senior Lender and other holders of Permitted Liens with priority over PFG’s Liens, all proceeds arising from the disposition of any Obligor’s Collateral shall be delivered, in kind, by such Obligor to PFG in the original form in which received by such Obligor not later than the following Business Day after receipt by such Obligor, to be applied to the Obligations in such order as PFG shall determine; provided that, if no Default or Event of Default has occurred and is continuing, no Obligor shall be obligated to remit to PFG (i) the proceeds of Accounts or the sale Inventory arising in the ordinary course of business, or (ii) the proceeds of the sale of worn out or obsolete Equipment disposed of by an Obligor in good faith in an arm’s length transaction for an aggregate purchase price of $100,000 or less (in the aggregate for all Obligors transactions in any fiscal year). No Obligor shall commingle proceeds of Collateral (other than those described in subclauses (i) and (ii) above) with any of such Obligor’s other funds or property, but will hold such proceeds separate and apart from such other funds and property and in an express trust for PFG, except as set forth above, and subject to the rights of the Senior Lender and other holders of Permitted Liens with priority over PFG’s Liens. PFG may, in its good faith business judgment, require that all proceeds of Collateral be deposited by such Obligor into a Lock-Box account, or such other “blocked account” as PFG may specify, pursuant to a blocked account agreement in such form as PFG may specify in its good faith business judgment, however, such account will be subject to the rights of the Senior lender and any holders of Permitted Liens with priority over PFG’s Liens. Nothing in this Section limits the restrictions on disposition of Collateral set forth elsewhere in this Agreement.

4.3              Insurance. Each Obligor shall at all times insure all of the tangible personal property Collateral and carry such other business insurance, with insurers reasonably acceptable to PFG, in such form and amounts as PFG may reasonably require and as are customary and in accordance with standard practices for such Obligor’s industry and locations, and each Obligor shall provide evidence of such insurance to PFG. All such insurance policies shall name PFG as an additional loss payee, and shall contain a lenders loss payee endorsement in form reasonably acceptable to PFG. Upon receipt of the proceeds of any such insurance, subject to the rights of the Senior Lender and other holders of Permitted Liens with priority over PFG’s Liens, PFG shall apply such proceeds in reduction of the Obligations as PFG shall determine in its good faith business judgment, except that, provided no Default or Event of Default has occurred and is continuing, PFG shall release to an Obligor insurance proceeds with respect to Equipment totaling less than $100,000, which shall be utilized by such Obligor for the replacement of the Equipment with respect to which the insurance proceeds were paid. Proceeds of business interruption insurance, if any, may be used to pay general operating expenses. PFG may require reasonable assurance that the insurance proceeds so released will be so used. If an Obligor fails to provide or pay for any insurance, PFG may, but is not obligated to, obtain the same at such Obligor’s expense. Each Obligor shall promptly deliver to PFG copies of all material reports made to insurance companies.

4.4              Reports. Borrower, at its expense, shall provide PFG with the written reports set forth in the Schedule in respect of Borrower and each other Obligor (as applicable), and such other written reports with respect to Borrower and each other Obligor (including budgets, projections, operating plans and other financial documentation), as PFG shall from time to time specify in its good faith business judgment.

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Partners for Growth	Loan and Security Agreement

4.5              Access to Collateral, Books and Records. At reasonable times, and on three (3) Business Days’ notice, PFG, or its agents, shall have the right to inspect the Collateral of Obligor, and the right to audit and copy each Obligor’s books and records. The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be $850 per person per day (or such higher amount as shall represent PFG’s then current standard charge for the same), plus reasonable out-of-pocket expenses, provided that so long as no Default or Event of Default has occurred and is then continuing and no prior inspection or audit has revealed material deficiencies or inaccuracies in any Obligor’s books and records, only one such inspection and audit shall be at Borrower’s expense during any calendar year. PFG shall use its good faith efforts to minimize the duration of audits. Notwithstanding the foregoing, no Obligor shall be required to disclose to PFG any document or information (i) where disclosure is prohibited by applicable law or any agreement binding on such Obligor, or (ii) is subject to attorney-client or similar privilege or constitutes attorney work product. If any Obligor is withholding any information under the preceding sentence, it shall so advise PFG in writing, giving PFG a general description of the nature of the information withheld.

4.6              Negative Covenants. Subject to Section 4.13 in relation to Borrower and except as may be expressly permitted in the Schedule, no Obligor shall, without PFG’s prior written consent (which shall be a matter of its good faith business judgment and shall be conditioned on each Obligor then being in compliance with the terms of this Agreement:

(i)                 permit or suffer any Change in Control;

(ii)               acquire any assets, except in the ordinary course of business, or make any Investments other than Permitted Investments;

(iii)             enter into any material transaction outside the ordinary course of business that is not otherwise expressly permitted in this Agreement;

(iv)             Transfer any Collateral (including without limitation the Transfer of Collateral which is then leased back by an Obligor), except for (A) the sale of finished Inventory in the ordinary course of an Obligor’s business, and except for the sale of worn-out, obsolete or unneeded Equipment and Inventory in the ordinary course of business, (B) the making of Permitted Investments, (C) the granting of Permitted Liens, (D) the non-exclusive licensing of Intellectual Property in the ordinary course of business; and (E) subject to Section 4.2, the sale of other Collateral no longer necessary for the operation of business of each Obligor;

(v)               store any Inventory or other Collateral with an aggregate value in excess of $50,000 with any warehouseman or other third party, unless there is in place a bailee agreement in such form as PFG shall specify in its good faith business judgment;

(vi)             sell any Inventory on a sale-or-return, guaranteed sale, consignment, or other contingent basis;

(vii)           make any loans of any money or other assets, other than Permitted Investments;

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(viii)         incur any Indebtedness, other than Permitted Indebtedness;

(ix)             guarantee or otherwise become liable with respect to the obligations of another party or entity, except in connection with the Senior Debt and under the Guaranty and in connection with the debt of any Obligor hereunder so long as the underlying debt is otherwise permitted by the terms of this Agreement;

(x)               pay or declare any dividends on an Obligor’s stock (except for dividends payable solely in its own stock);

(xi)             redeem, retire, purchase or otherwise acquire, directly or indirectly, its own stock, except as required (A) in the ordinary course of business and consistent with past practice in connection with redeeming or purchasing stock of departing employees, up to a maximum aggregate of $50,000 in any fiscal year among all Obligors; or (B) to complete the Tender Offer or Post-Acquisition Automatic Trust Liquidation pursuant to the Merger Agreement and the Constitutional Documents of Borrower; provided, that amount used to effect such Tender Offer or Post-Acquisition Automatic Trust Liquidation shall be drawn exclusively from the Trust Account (as defined in the Merger Agreement) or (C) as required by Borrower’s amended Certificate as in effect on the Effective Date.

(xii)           engage, directly or indirectly, in any business other than the businesses currently engaged in by it and those reasonably related thereto (it being understood and agreed that any consulting business related to the procurement of insurance benefits is reasonably related to the business currently engaged in by Obligors;

(xiii)         with respect to any Non-Borrower Subsidiary, cause or permit such Non-Borrower Subsidiary to own any material asset or carry on any business or function with the Group, or cause or permit any Investment to be made in such Non-Borrower Subsidiary, even if such Investment would be a Permitted Investment under this Agreement if made in respect of another Group Member;

(xiv)         without at least thirty (30) days prior written notice to PFG: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than $25,000 in Obligor assets or property), (2) change its jurisdiction of organization, (3) change its organizational structure or type, (4) change its legal name, or (5) change any organizational number (if any) assigned by its jurisdiction of organization;

(xv)           repay any “Stockholder Notes” and “Management Incentive Notes”, as such terms are defined in those certain Subordinated Unsecured Promissory Notes issued under and in connection with the Merger Agreement in a maximum aggregate principal amount of $10,000,000, except by repayment in the ordinary course and pursuant to the terms of such Notes based upon free cash flow as defined in the afore-specified Notes) of the relevant Obligor, provided, however, for the avoidance of doubt, no Obligor may pay Default Interest (as defined in the afore-specified Notes), optionally prepay Notes or repay such Notes upon a Change of Control (as defined therein), sale of assets or any other event so long as any Obligations to PFG remain outstanding and unpaid;

(xvi)         liquidate or dissolve or elect to liquidate or dissolve;

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Partners for Growth	Loan and Security Agreement

(xvii)       make any payment to any person in excess of $25,000, unless authorization of such payment is executed by two authorized signatories, which signatory shall include the chief financial officer of such Obligor; or

(xviii)     any Obligor’s Board of directors shall resolve to or approve, or any Obligor shall otherwise take any steps to effect, any of the foregoing actions in clauses (i) through (xvii), inclusive.

Transactions permitted by the foregoing provisions of this Section are only permitted if no Default or Event of Default would occur as a result of such transaction.

4.7              Litigation Cooperation. Should any third-party suit or proceeding be instituted by or against PFG with respect to any Collateral or relating to any Obligor, each relevant Obligor shall, without expense to PFG, make available Obligor and its officers, employees and agents and such Obligor’s books and records, to the extent that PFG may deem them reasonably necessary in order to prosecute or defend any such suit or proceeding.

4.8              Changes. Each Obligor agrees to promptly notify PFG in writing of any changes in the information set forth in the Representations whether applicable to it or to any other Obligor.

4.9              Further Assurances. Each Obligor agrees, at its expense, on reasonable request by PFG, to execute all documents and take all actions, and to procure that each other Obligor controlled by such Obligor execute all documents and take all actions as PFG may in its good faith business judgment deem necessary or useful in order to perfect and maintain PFG’s perfected First-Priority security interest in the Collateral, and in order to fully consummate the transactions contemplated by this Agreement. Without limiting the foregoing, PFG shall have the right, in its discretion, to require any new Subsidiaries of Obligors from time to time to be joined as additional Obligors under this Agreement and the equity interests of such new Obligors to be included with the Pledge Agreements executed in favor of PFG; provided, however, that Permitted Acquisitions of Borrower, unless financed directly or indirectly from the HCA Group, shall not be subject to such requirement.

4.10          Qualifications of Conversion Stock. Borrower shall use its best efforts in cooperation with PFG to qualify the Conversion Stock for offering and sale under the applicable securities laws of such states and other jurisdictions as PFG may designate and will maintain such qualification in effect as long as required for the distribution of the Conversion Stock; provided that Borrower shall not be required to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified.

4.11          Listing on Securities Exchange. Borrower shall use its best efforts to cause the Conversion Stock to be quoted on the over the counter market or listed on an automated inter-dealer quotation system or a national securities exchange registered under Section 6 of the Exchange Act.

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Partners for Growth	Loan and Security Agreement

4.12          Board Observer Rights. For so long as the Obligations remain unpaid and unsatisfied, each Obligor shall give a representative designated by PFG (the “Observer”) written notice of each meeting of the Board of Directors of such Obligor, at the same time and in the same manner as notice is given to the directors on the Board of Directors of such Obligor and such Obligor shall permit the Observer to attend, as an observer and at the expense of PFG, all such meetings. The Observer shall be entitled to receive all written materials and other information (including, without limitation, copies of meeting minutes and agenda) given to the Board of Directors of each Obligor in connection with such meetings at the same time such materials and information are given to the Board of Directors of such Obligor. PFG for itself and on behalf of the Observer agrees that the confidentiality provisions of each Obligor’s Constitutional Documents shall apply to all meetings of its Board of Directors and to all confidential materials and information received by the Observer. Notwithstanding the foregoing, in the event that, in the reasonable judgment of each Obligor, the attendance of the Observer at a meeting or any portion thereof of the Board of Directors of such Obligor and/or the receipt of any materials or information would create a conflict of interest for the PFG in its capacity as lender under this Agreement, the Observer shall, as the case may be, abstain from participating in any such meeting or portion thereof or not be entitled to receipt of such materials and other information.

4.13          Omnibus Covenant of Borrower; Exclusion of Certain Section 4 Requirements. As the sole stockholder of HCA and otherwise in control of the HCA Group, Borrower shall, to the extent it is within its lawful power to effect, cause HCA and each of its direct and indirect Subsidiaries from time to time to comply with their respective Obligations. PFG acknowledges that Borrower’s business, in addition to ownership of the HCA Group, is to seek out opportunities to invest in and acquire businesses in similar manner as it did in acquiring the HCA Group (“New Vehicles”). In consideration of Borrower’s afore-stated covenant to procure the compliance by the HCA Group with its respective Obligations under the Loan Documents, notwithstanding anything to the contrary set forth in Section 4.6 and Section 6.1, so long as Borrower’s actions or failure to act do not directly or indirectly cause a Default or Event of Default by the HCA Group (or any constituent Person thereof), the following provisions shall not apply to Borrower in respect of itself or any New Vehicle: (A) Section 4.6(ii); (B) Section 4.6(iii); (C) Section 4.6(iv), so long as the Transfer of Collateral does not consist of Borrower’s ownership interest in the HCA Group or any of its assets; (D) Sections 4.6(v) and (vi); (E) so long as unrelated to the HCA Group or its business, Sections 4.6(vii), (viii) and (ix); (F) Section (xii); (G) unless related to the HCA Group, Section (xiii); (H) except to the extent related to the HCA Group, Section (xvii); (I) except as in relation to the HCA Group, Section (xviii); and (J) except in relation to the HCA Group or Borrower’s interest therein, Sections 6.1(f) and 6.1(g).

5.	TERM.

5.1              Maturity Date. This Agreement shall continue in effect until the maturity date(s) set forth on the Schedule (the “Maturity Date”), subject to Sections 5.2, 5.3 and 5.4, below.

5.2              Early Termination. This Agreement may be terminated prior to the Maturity Date as follows: (i) if expressly permitted in the Schedule, by Borrower, effective thirty (30) Business Days after written notice of termination is given to PFG; or (ii) by PFG, at any time after the occurrence and during the continuance of an Event of Default, without notice, effective immediately.

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Partners for Growth	Loan and Security Agreement

5.3              Payment of Obligations. On the Maturity Date or on any earlier effective date of termination, Borrower shall pay and perform in full all Obligations, whether evidenced by promissory note or otherwise, and whether or not all or any part of such Obligations are otherwise then due and payable. Notwithstanding any termination of this Agreement, all of PFG’s security interests in all of the Collateral and all of the terms and provisions of this Agreement shall continue in full force and effect until all Obligations have been paid and performed in full (other than contingent obligations that survive termination of this Agreement); provided that PFG may, in its sole discretion, refuse to make any further Loan after termination. No termination shall in any way affect or impair any right or remedy of PFG, nor shall any such termination relieve any Obligor of any Obligation to PFG, until all of the Obligations have been paid and performed in full. Upon payment and performance in full of all the Obligations and termination of this Agreement (other than contingent obligations that survive termination of this Agreement), PFG shall either provide Obligor with written authority to terminate its Security Instruments with respect to Obligor or, at Obligor’s cost and expense, terminate its Security Instruments with respect to Obligor.

5.4              Survival of Certain Obligations. All covenants, representations and warranties made in this Agreement shall survive the termination of this Agreement, except for those covenants that terminate by their terms as of the Maturity Date.

6.	EVENTS OF DEFAULT AND REMEDIES.

6.1              Events of Default. The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement, and each Obligor shall give PFG immediate written notice thereof:

(a)                Any warranty, representation, covenant, statement, report or certificate made or delivered to PFG by any Obligor or any of its officers, employees or agents, now or in the future, shall be untrue or misleading in any material respect; or

(b)               Borrower shall fail to pay any Loan or any interest thereon or any other monetary Obligation within three (3) Business Days after the date due; or

(c)                Borrower shall fail to issue the Conversion Stock immediately upon conversion or exercise; or

(d)               (i) any Obligor shall breach any of the provisions of Section 4.6 hereof, or (ii) any Obligor shall fail to perform any other non-monetary Obligation which by its nature cannot be cured, or (iii) any Obligor shall fail to permit PFG to conduct an inspection or audit as provided in Section 4.5 hereof or (iv) any Obligor shall fail to provide PFG with a Report under Section 6 of the Schedule within three (3) Business Days after the date due; or

(e)                any Obligor shall fail to perform any other non-monetary Obligation, which failure is not cured within ten (10) Business Days after the date due; provided, however, that if such breach is reasonably susceptible of cure but cannot reasonably be cured within such ten (10) Business Day period and, provided further, that such Obligor shall have commenced to cure such breach within such ten (10) Business Day period and thereafter diligently and expeditiously proceeds to cure the same, such ten (10) Business Day period shall be extended for such time, not to exceed the shorter of (i) thirty (30) days in the aggregate and (ii) the time within such period as it becomes reasonably apparent that such breach will not be capable of cure within such additional period, as is reasonably necessary for such Obligor, in the exercise of due diligence, to cure such breach; or

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Partners for Growth	Loan and Security Agreement

(f)                any levy, assessment, attachment or seizure is made on all or any part of the Collateral with a value in excess of $50,000 or which is otherwise material to Obligors’ business, which is not cured within five (5) Business Days after the occurrence of the same, or any lien or encumbrance (other than a Permitted Lien) is made on all or any part of the Collateral which is not cured within 20 calendar days after the occurrence of the same; or

(g)               any default or event of default occurs under any obligation secured by a Permitted Lien with a value in excess of $25,000, which is not cured within any applicable cure period or waived in writing by the holder of the Permitted Lien; or

(h)               any Obligor breaches any material contract or obligation, which has resulted or may reasonably be expected to result in a Material Adverse Change; or

(i)                 Dissolution, termination of existence, insolvency or business failure of any Obligor; or appointment of a receiver, trustee or custodian, for all or any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding by any Obligor under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, or any Obligor shall generally not pay its debts as they become due, or any Obligor shall conceal, remove or transfer any part of its property, with intent to hinder, delay or defraud its creditors, or make or suffer any transfer of any of its property which may be fraudulent under any bankruptcy, fraudulent conveyance or similar law; or

(j)                 the commencement of any proceeding against any Obligor of any of the Obligations under any reorganization, bankruptcy, insolvency, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, now or in the future in effect, which is not cured by the dismissal thereof within 30 days after the date commenced; or

(k)               revocation or termination of, or limitation or denial of liability upon, any guaranty of the Obligations, including the Guaranty, or any attempt to do any of the foregoing, or commencement of proceedings by any guarantor of any of the Obligations under any bankruptcy or insolvency law; or

(l)                 revocation or termination of, or limitation or denial of liability upon, any pledge of any certificate of deposit, securities or other property or asset of any kind pledged by any third party to secure any or all of the Obligations, or any attempt to do any of the foregoing, or commencement of proceedings by or against any such third party under any bankruptcy or insolvency law; or

(m)             any Obligor makes any payment on account of any indebtedness or obligation which has been subordinated to the Obligations (other than as permitted in the applicable subordination agreement), or if any Person who has subordinated such indebtedness or obligations terminates or in any way limits his subordination agreement; or

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Partners for Growth	Loan and Security Agreement

(n)               a default or breach shall occur under any other Loan Document, which default or breach shall be continuing after the later of any applicable expressly specified cure period of five (5) Business Days; or

(o)               a Material Adverse Change shall occur.

6.2              Remedies. Upon the occurrence and during the continuance of any Event of Default, and at any time thereafter, PFG, at its option, and without notice or demand of any kind (all of which are hereby expressly waived by each Obligor), may do any one or more of the following: (a) Cease making Loans or otherwise extending credit to Borrower under this Agreement or any other Loan Document; (b) Accelerate and declare all or any part of the Obligations to be immediately due, payable, and performable, notwithstanding any deferred or installment payments allowed by any instrument evidencing or relating to any Obligation; (c) Subject to the rights of the Senior Lender, take possession of any or all of the Collateral wherever it may be found, and for that purpose each Obligor hereby authorizes PFG without judicial process to enter onto any of such Obligor’s premises without interference to search for, take possession of, keep, store, or remove any of the Collateral, and remain on the premises or cause a custodian to remain on the premises in exclusive control thereof, without charge for so long as PFG deems it necessary, in its good faith business judgment, in order to complete the enforcement of its rights under this Agreement or any other agreement; provided, however, that should PFG seek to take possession of any of the Collateral by court process, each Obligor hereby irrevocably waives: (i) any bond and any surety or security relating thereto required by any statute, court rule or otherwise as an incident to such possession; (ii) any demand for possession prior to the commencement of any suit or action to recover possession thereof; and (iii) any requirement that PFG retain possession of, and not dispose of, any such Collateral until after trial or final judgment; (d) Require each Obligor to assemble any or all of the Collateral and make it available to PFG at places designated by PFG which are reasonably convenient to PFG and such Obligor, and to remove the Collateral to such locations as PFG may deem advisable; (e) Complete the processing, manufacturing or repair of any Collateral prior to a disposition thereof and, for such purpose and for the purpose of removal, PFG shall have the right to use each Obligor’s premises, vehicles, hoists, lifts, cranes, and other Equipment and all other property without charge; (f) Subject to the rights of the Senior Lender and the holders of Permitted Liens with priority over PFG’s Liens, sell, lease or otherwise dispose of any of the Collateral, in its condition at the time PFG obtains possession of it or after further manufacturing, processing or repair, at one or more public and/or private sales, in lots or in bulk, for cash, exchange or other property, or on credit, and to adjourn any such sale from time to time without notice other than oral announcement at the time scheduled for sale. PFG shall have the right to conduct such disposition on an Obligor’s premises without charge, for such time or times as PFG deems reasonable, or on PFG’s premises, or elsewhere and the Collateral need not be located at the place of disposition. PFG may directly or through any affiliated company purchase or lease any Collateral at any such public disposition, and if permissible under applicable law, at any private disposition. Any sale or other disposition of Collateral shall not relieve an Obligor of any liability it may have if any Collateral is defective as to title or physical condition or otherwise at the time of sale; (g) Subject to the rights of the Senior Lender and the holders of Permitted Liens with priority over PFG’s Liens, demand payment of, and collect any Accounts and General Intangibles comprising Collateral and, in connection therewith, each Obligor irrevocably authorizes PFG to endorse or sign such Obligor’s name on all collections, receipts, instruments and other documents, to take possession of and open mail addressed to such Obligor and remove therefrom payments made with respect to any item of the Collateral or proceeds thereof, and, in PFG’s good faith business judgment, to grant extensions of time to pay, compromise claims and settle Accounts and the like for less than face value; (h) Subject to the rights of the Senior Lender and the holders of Permitted Liens with priority over PFG’s Liens, exercise any and all rights under any present or future control agreements relating to Deposit Accounts or Investment Property; and (i) Demand and receive possession of any of an Obligor’s federal and state income tax returns and the books and records utilized in the preparation thereof or referring thereto. All reasonable attorneys’ fees, expenses, costs, liabilities and obligations incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. Without limiting any of PFG’s rights and remedies, from and after the occurrence and during the continuance of any Event of Default, the interest rate applicable to the Obligations shall be the Default Rate.

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Partners for Growth	Loan and Security Agreement

6.3              Standards for Determining Commercial Reasonableness. Each Obligor and PFG agree that a sale or other disposition (collectively, “sale”) of any Collateral which complies with the following standards will conclusively be deemed to be commercially reasonable: (i) Notice of the sale is given to such Obligor at least ten days prior to the sale, and, in the case of a public sale, notice of the sale is published at least five days before the sale in a newspaper of general circulation in the county where the sale is to be conducted; (ii) Notice of the sale describes the collateral in general, non-specific terms; (iii) The sale is conducted at a place designated by PFG, with or without the Collateral being present; (iv) The sale commences at any time between 8:00 a.m. and 6:00 p.m.; (v) Payment of the purchase price in cash or by cashier’s check or wire transfer is required; (vi) With respect to any sale of any of the Collateral, PFG may (but is not obligated to) direct any prospective purchaser to ascertain directly from an Obligor any and all information concerning the same. PFG shall be free to employ other methods of noticing and selling the Collateral, in its discretion, if they are commercially reasonable.

6.4              Power of Attorney. Upon the occurrence and during the continuance of any Event of Default, without limiting PFG’s other rights and remedies, each Obligor grants to PFG an irrevocable power of attorney coupled with an interest, authorizing and permitting PFG (acting through any of its employees, attorneys or agents) at any time, at its option, but without obligation, with or without notice to such Obligor, and at Borrower’s expense, to do any or all of the following, in such Obligor’s name or otherwise, but PFG agrees that if it exercises any right hereunder, it will do so in good faith and in a commercially reasonable manner: (a) Execute on behalf of an Obligor any documents that PFG may, in its good faith business judgment, deem advisable in order to perfect and maintain PFG’s security interest in the Collateral, or in order to exercise a right of an Obligor or PFG, or in order to fully consummate all the transactions contemplated under this Agreement, and all other Loan Documents; (b) Execute on behalf of an Obligor, any invoices relating to any Account, any draft against any Account Debtor and any notice to any Account Debtor, any proof of claim in bankruptcy, any Notice of Lien, claim of mechanic’s, materialman’s or other lien, or assignment or satisfaction of mechanic’s, materialman’s or other lien; (c) Subject to the rights of the Senior Lender and the holders of Permitted Liens with priority over PFG’s Liens, take control in any manner of any cash or non-cash items of payment or proceeds of Collateral; endorse the name of an Obligor upon any instruments, or documents, evidence of payment or Collateral that may come into PFG’s possession; (d) Endorse all checks and other forms of remittances received by PFG; (e) Pay, contest or settle any lien, charge, encumbrance, security interest and adverse claim in or to any of the Collateral, or any judgment based thereon, or otherwise take any action to terminate or discharge the same; (f) Grant extensions of time to pay, compromise claims and settle Accounts and General Intangibles for less than face value and execute all releases and other documents in connection therewith; (g) Pay any sums required on account of an Obligor’s taxes or to secure the release of any liens therefor, or both; (h) Settle and adjust, and give releases of, any insurance claim that relates to any of the Collateral and, subject to the rights of the Senior Lender and the holders of Permitted Liens with priority over PFG’s Liens, obtain payment therefor; (i) Instruct any third party having custody or control of any books or records belonging to, or relating to, an Obligor to give PFG the same rights of access and other rights with respect thereto as PFG has under this Agreement; (j) Execute on behalf of an Obligor and file in an Obligor’s name such documents and instruments as may be necessary or appropriate to effect the transfer of Domain Rights, domain names, domain registry administrative contacts and domain and website hosting services into the name of PFG or its designees, and (k) Take any action or pay any sum required of an Obligor pursuant to this Agreement and any other Loan Documents. Any and all reasonable sums paid and any and all reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by PFG with respect to the foregoing shall be added to and become part of the Obligations, shall be payable on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations. In no event shall PFG’s rights under the foregoing power of attorney or any of PFG’s other rights under this Agreement be deemed to indicate that PFG is in control of the business, management or properties of an Obligor.

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Partners for Growth	Loan and Security Agreement

6.5              Application of Proceeds. All proceeds realized as the result of any sale of the Collateral shall, subject to the rights of the Senior Lender and the holders of Permitted Liens with priority over PFG’s Liens, be applied by PFG first to the reasonable costs, expenses, liabilities, obligations and attorneys’ fees incurred by PFG in the exercise of its rights under this Agreement, second to the interest due upon any of the Obligations, and third to the principal of the Obligations, in such order as PFG shall determine in its sole discretion. Any surplus shall be paid to an Obligor or other persons legally entitled thereto; such Obligor shall remain liable to PFG for any deficiency. If, PFG, in its good faith business judgment, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser at any sale of Collateral, PFG shall have the option, exercisable at any time, in its good faith business judgment, of either reducing the Obligations by the principal amount of purchase price or deferring the reduction of the Obligations until the actual receipt by PFG of the cash therefor.

6.6              Remedies Cumulative. In addition to the rights and remedies set forth in this Agreement, PFG shall have all the other rights and remedies accorded a secured party under the Code and under all other applicable laws, and under any other instrument or agreement now or in the future entered into between PFG and any Obligor, and all of such rights and remedies are cumulative and none is exclusive. Exercise or partial exercise by PFG of one or more of its rights or remedies shall not be deemed an election, nor bar PFG from subsequent exercise or partial exercise of any other rights or remedies. The failure or delay of PFG to exercise any rights or remedies shall not operate as a waiver thereof, but all rights and remedies shall continue in full force and effect until all of the Obligations have been fully paid and performed.

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Partners for Growth	Loan and Security Agreement

7.	DEFINITIONS.

As used in this Agreement, the following terms have the following meanings: “Account Debtor” means the obligor on an Account.

“Account Debtor” means the obligor on an Account.

“340B Business” means Borrower’s government-focused business line catering to the 340B Drug Pricing Program and as used herein means all items of income and expense associated therewith.

“Accounts” means all present and future “accounts” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all accounts receivable and other sums owing to Obligor.

“Affiliate” means, with respect to any Person, a relative, partner, shareholder, director, officer, or employee of such Person, or any parent or Subsidiary of such Person, or any Person directly or indirectly through any other Person controlling, controlled by or under common control with such Person.

“Bridge Notes” mean those certain convertible secured promissory notes issued by HCA to investors under that certain Purchase Agreement dated July 2012, in the aggregate principal amount (prior to conversion on the Effective Date) of $5,925,000.

“Business Day” means a day on which PFG is open for business.

“Cash” means unrestricted and unencumbered (except for the liens of PFG and the Senior Lender) cash or cash equivalents in deposit accounts or investment accounts for which there is in effect a deposit account control agreement among the relevant Obligor, PFG and the depositary institution in respect of such accounts, unless the requirement for a deposit account control agreement has been waived by PFG; provided, however, for purposes of the Minimum Cash Financial Covenant set forth in Section 5 of the Schedule, “Cash” may include undrawn availability under the Senior Loan Documents as long as in fact available to be drawn on the date of measurement.

“Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc., (c) certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition. For purposes of clarity, and without limitation, it is agreed that that “Cash Equivalents” do not include any Auction Rate Securities.

“Change in Control” means any event, transaction, or occurrence as a result of which any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of any Obligor, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of any Obligor, representing thirty-five percent (35%) or more of the combined voting power of an Obligor’s then outstanding securities.

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Partners for Growth	Loan and Security Agreement

“Code” means the Uniform Commercial Code as adopted and in effect in the State of California from time to time.

“Collateral” has the meaning set forth in Section 2 above and for the avoidance of doubt includes Collateral of each Guarantor Subsidiary pledged to PFG under the Guaranty.

“Collateral Agreements and Notices” means those certain Trademark Collateral Agreement and Notice, Patent Collateral Agreement and Notice, Copyright Collateral Agreement and Notice and Domain Collateral Agreement and Notice entered into in connection with the Intellectual Property Security Agreement dated the Effective Date.

“Common Stock”, except as the context otherwise indicates, includes Series C Common Stock and Common Stock resulting from the automatic conversion of all Series A, B and C Common Stock following a Post-Acquisition Tender Offer (as defined in Borrower’s restated certificate).

“Compliance Certificate” means Borrower’s certification of its compliance with the terms and conditions of this Agreement and such other matters as PFG may require to be addressed in such certificate, in the form as initially set forth as Exhibit B hereto, as such form may be amended from time to time upon advance notice from PFG.

“Constitutional Document” means in relation to any Obligor, such Obligor’s articles of incorporation, formation or association, certificate of incorporation or formation, by-laws or other or other document or instrument required or customary in such Obligor’s jurisdiction of formation, principal place of business or operation, including such Obligor’s agreements with shareholders and joint venture partners.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (a) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation, in each case directly or indirectly guaranteed, endorsed, co made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (b) any obligations for undrawn letters of credit for the account of that Person; and (c) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices; but “Contingent Obligation” does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

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Partners for Growth	Loan and Security Agreement

“continuing” and “during the continuance of” when used with reference to a Default or Event of Default means that the Default or Event of Default has occurred and has not been either waived in writing by PFG or cured within any applicable cure period.

“Control Agreement” means a written agreement among PFG, an Obligor and a depositary bank or other custodian in respect of such Obligor’s deposit accounts, securities accounts and investment accounts by which the depositary bank or other custodian, as appropriate, agrees to comply with instructions given from time to time by PFG directing the disposition of the funds, investments and securities in such Obligor’s deposit, investment and securities accounts without further consent of such Obligor, which instructions may include not complying with instructions (which term may include the honoring of checks written by an Obligor against funds in said accounts) given by such Obligor.

“Default” means any event which with notice or passage of time or both, would constitute an Event of Default.

“Default Rate” means the lesser of eighteen percent (18%) per annum and the maximum rate of interest that may lawfully be charged to a commercial borrower under applicable usury laws.

“Deposit Accounts” means all present and future “deposit accounts” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all general and special bank accounts, demand accounts, checking accounts, savings accounts and certificates of deposit.

“EBITDA” means (a) Net Income, plus (b) Interest Expense, plus (c) to the extent deducted in the calculation of Net Income, depreciation expense and amortization expense, plus (d) income tax expense; provided, however, for purposes of calculating Net Income for fiscal year 2013, plus (e) stock-based compensation and non-cash charges; provided, however, for purposes of calculating EBITDA for fiscal year 2013, up to $400,000 in Borrower expenses related to the New Initiatives (as defined below) shall be excluded.

“Equipment” means all present and future “equipment” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all machinery, fixtures, goods, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing.

“Event of Default” means any of the events set forth in Section 6.1 of this Agreement.

“Excluded Collateral” means (a) that certain trust account established by Borrower for the benefit of its public shareholders, as described in Borrower’s initial public offering prospectus dated November 7, 2011; (b) any property or asset if and to the extent that a security interest is prohibited by or in violation of any law, rule or regulation (unless such law, rule or regulation would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); (c) any “intent-to-use” application for registration of a trademark filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. § 1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use trademark application under applicable federal law; and (d) any lease, license, contract or other agreement (or any equipment or other assets owned by a Borrower that are subject to or secured by a purchase money lien or a capital lease) to the extent that such lease, license, contract or other agreement (or the agreement pursuant to which such purchase money lien is granted (or the document providing for such capital lease)) prohibits or would result in the termination of such agreement or document because of a grant of a security interest therein by the Borrower, including if such agreement or document requires the consent of any person other than the Borrower as a condition to the grant of a security interest therein by the Borrower, which consent has not been obtained (unless such contractual prohibition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity).

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Partners for Growth	Loan and Security Agreement

“Financial Statements” means consolidated financial statements of Borrower, including a balance sheet, income statement and cash flow and, in the case of monthly-required financial statements, showing data for the month being reported and a history showing each month from the beginning of the relevant fiscal year.

“First-Priority” means, in relation to PFG’s security interest in Collateral, a security interest that is prior to any other security interest, with the exception of security interests corresponding to Permitted Liens that are by agreement or under applicable law senior in priority and payment to the security interests of PFG, including any security interest securing Senior Debt as of the effective date of the Senior Debt Documents.

“GAAP” means generally accepted accounting principles consistently applied.

“General Intangibles” means all present and future “general intangibles” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all Intellectual Property, payment intangibles, royalties, contract rights, goodwill, franchise agreements, purchase orders, customer lists, route lists, telephone numbers, domain names, claims, income tax refunds, security and other deposits, options to purchase or sell real or personal property, rights in all litigation presently or hereafter pending (whether in contract, tort or otherwise), insurance policies (including without limitation key man, property damage, and business interruption insurance), payments of insurance and rights to payment of any kind.

“good faith business judgment” means honesty in fact and good faith (as defined in Section 1201 of the Code) in the exercise of PFG’s business judgment.

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, concession, approval, consent, ratification, permission, clearance, confirmation, endorsement, waiver, certification, designation, rating, registration, qualification or authorization that is, has been issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

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Partners for Growth	Loan and Security Agreement

“Governmental Body” means any: (a) nation, principality, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) local, municipal, foreign or other government; (c) governmental or quasi-governmental authority of any nature (including any governmental division, subdivision, department, agency, bureau, branch, office, commission, council, board, instrumentality, officer, official, representative, organization, unit, body or entity and any court or other tribunal); (d) multi-national organization or body; or (e) individual, entity or body exercising, or entitled to exercise, any executive, legislative, judicial, administrative, regulatory, police, military or taxing authority or power of any nature.

“Group” means Borrower, all other Obligors and all direct and indirect Subsidiaries from time to time of Borrower.

“Guaranty” means that certain Cross-Corporate Continuing Guaranty and Security Agreement among PFG and each of Borrower’s Subsidiaries relating to the guarantee by such Subsidiaries of the Obligations.

“HCA Group” means HCA, PCA, PBI, the New Subsidiaries and any other Persons formed or acquired after the Effective Date and owned by any of HCA, PCA and PBI.

“including” means including (but not limited to).

“Indebtedness” means (a) indebtedness for borrowed money or the deferred purchase price of property or services (other than trade payables arising in the ordinary course of business), (b) obligations evidenced by bonds, notes, debentures or other similar instruments, (c) reimbursement obligations in connection with letters of credit, (d) capital lease obligations and (e) Contingent Obligations.

“Intellectual Property” means all present and future: (a) copyrights, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, (b) trade secret rights, including all rights to unpatented inventions and know-how, and confidential information; (c) mask work or similar rights available for the protection of semiconductor chips; (d) patents, patent applications and like protections including without limitation improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same; (e) trademarks, servicemarks, trade styles, and trade names, whether or not any of the foregoing are registered, and all applications to register and registrations of the same and like protections, and the entire goodwill of the business of each Obligor connected with and symbolized by any such trademarks; (f) Domain Rights as described in Section 3.14 hereof, (g) computer software and computer software products; (h) designs and design rights; (i) technology; (j) all claims for damages by way of past, present and future infringement of any of the rights included above; and (k) all licenses or other rights to use any property or rights of a type described above.

“Interest Expense” means for any fiscal period, interest expense (whether cash or non-cash) determined in accordance with GAAP for the relevant period ending on such date, including, in any event, interest expense with respect to any Loan and other Indebtedness of Borrower and the HCA Group, including, without limitation or duplication, all commissions, discounts, or related amortization and other fees and charges with respect to letters of credit and bankers’ acceptance financing and the net costs associated with interest rate swap, cap, and similar arrangements, and the interest portion of any deferred payment obligation (including leases of all types).

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Partners for Growth	Loan and Security Agreement

“Inventory” means all present and future “inventory” as defined in the Code in effect on the Effective Date with such additions to such term as may hereafter be made, and includes without limitation all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products, including without limitation such inventory as is temporarily out of an Obligor’s custody or possession or in transit and including any returned goods and any documents of title representing any of the above.

“Investment” means any beneficial ownership interest in any Person (including any stock, partnership interest or other equity or debt securities issued by any Person), and any loan, advance or capital contribution to any Person.

“Investment Property” means all present and future investment property, securities, stocks, bonds, debentures, debt securities, partnership interests, limited liability company interests, options, security entitlements, securities accounts, commodity contracts, commodity accounts, and all financial assets held in any securities account or otherwise, and all options and warrants to purchase any of the foregoing, wherever located, and all other securities of every kind, whether certificated or uncertificated.

“Knowledge”, “knowledge” or “best of knowledge” and words of similar import mean either (i) the actual knowledge of any of each Obligor’s officers, including Managing Director, Chief Executive Officer, President, Chief Operating Officer, Chief Financial Officer, Chief Technology Officer, Chief Information Officer or any persons succeeding or performing the responsibilities of such identified positions, or (ii) such knowledge as the persons in such identified positions would have assuming (A) Obligor policies in accordance with generally-accepted norms of corporate governance and (B) the actual exercise of reasonable diligence and prudence by such persons in accordance with such policies.

“Legal Requirement” means any written local, municipal, foreign or other law, statute, legislation, constitution, principle of common law, resolution, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, ruling, directive, pronouncement, requirement, specification, determination, decision, opinion or interpretation that is, has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Lien” or “lien” is a security interest, claim, mortgage, deed of trust, levy, charge, pledge or other encumbrance of any kind, whether voluntarily incurred or arising by operation of law or otherwise against any property.

“Lock-Box” means a bank account mechanism whereby an Obligor instructs its Account Debtors to pay proceeds of Accounts (including accounts receivable) into an account owned by PFG, from which PFG, in its discretion, disburses funds to an Obligor.

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Partners for Growth	Loan and Security Agreement

“Loan Documents” includes those agreements and instruments referenced in Section 3.1 and all other present and future documents, instruments and agreements between PFG and any Obligor, including, but not limited to those relating to this Agreement, and all amendments and modifications thereto and replacements therefor.

“Material Adverse Change” means any of the following: (i) a material adverse change in the business, operations, or financial or other condition of Borrower or any other Obligor, or (ii) a material impairment of the prospect of repayment of any portion of the Obligations; or (iii) a material impairment of the value or priority of PFG’s security interests in the Collateral.

“Merger Effective Date” means the date on which the Merger is consummated.

“Net Income” means, as calculated on a consolidated basis for Borrower and its Subsidiaries, for any period as at any date of determination, the net profit (or loss), exclusive of any extraordinary gains or extraordinary non-cash losses, after provision for taxes, of Borrower and its Subsidiaries for such period taken as a single accounting period.

“New Initiatives” means new business units of Borrower focusing on large trade union projects and a consulting business for which additional dedicated staffing will be required, together with associated additional expenses, as described in that certain electronic mail communication from Borrower’s CFO to PFG dated June 24, 2013.

“New Subsidiaries” means certain Subsidiaries Borrower intends to incorporate after the Effective Date, including PCARX Wholesale and PCA-LTC Pharmacy (as disclosed in the Representations) and such other Persons who become a Subsidiary of an Obligor (other than Borrower, unless as part of the HCA Group business) after the Effective Date.

“Non-Borrower Subsidiary” means any Subsidiary not joined to the Loan Documents as a Borrower or a Guarantor.

“Obligations” means all present and future Loans, advances, debts, liabilities, obligations, guaranties, covenants, duties and indebtedness at any time owing by Obligors to PFG, including obligations and covenants intended to survive the termination of this Agreement, evidenced by this Agreement or any other Loan Document or otherwise, including indebtedness under any obligation to purchase equity derivatives purchased or otherwise issued to PFG from time to time, whether arising from an extension of credit, opening of a letter of credit, banker’s acceptance, loan, guaranty, indemnification or otherwise, whether direct or indirect (including, without limitation, those acquired by assignment and any participation by PFG in any Obligor’s debts owing to others), absolute or contingent, due or to become due, including, without limitation, all interest, charges, expenses, fees, attorney’s fees, expert witness fees, audit fees, collateral monitoring fees, closing fees, facility fees, termination fees, minimum interest charges and any other sums chargeable to Borrower under this Agreement or under any other Loan Documents.

“Ordinary (or “ordinary”) course of business” and derivatives shall apply to an action taken or an action required to be taken and not taken by or on behalf of an Obligor. An action will not be deemed to have been taken in the “ordinary course of business” unless: (a) such action is consistent with its past practices (if such type of action has been taken in the past and, if not, such action shall be deemed not in the ordinary course of business) and is similar in nature and magnitude to actions customarily taken by it; (b) such action is taken in accordance with sound and prudent business practices in its jurisdiction of organization; and (c) such action is not required to be authorized by its shareholders and does not require any other separate or special authorization of any nature.

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Partners for Growth	Loan and Security Agreement

“Other Property” means the following as defined in the Code in effect on the Effective Date with such additions to such terms as may hereafter be made, and all rights relating thereto: all present and future “commercial tort claims” (including without limitation any commercial tort claims identified in the Representations), “documents”, “instruments”, “promissory notes”, “chattel paper”, “letters of credit”, “letter-of-credit rights”, “fixtures”, “farm products” and “money”; and all other goods and personal property of every kind, tangible and intangible, whether or not governed by the Code.

“Payment” means all checks, wire transfers and other items of payment received by PFG for credit to Borrower’s outstanding Obligations.

“Permitted Acquisitions” means any acquisition by any Borrower or any of its Subsidiaries of all or substantially all of the assets of another Person, or of a division or line of business of another Person, or any equity interests of another Person which satisfies and/or is conducted in accordance with the following requirements:

(i)                 Such acquisition is of a business or Person engaged in a line of business which is compatible with, or complementary to, the business of a Borrower;

(ii)               If such acquisition is structured as an acquisition of the equity interests of any Person, then the Person so acquired shall either (A) become a wholly-owned (direct or indirect) Subsidiary of a Borrower or (B) be merged with and into a Borrower (with Borrower being the surviving entity);

(iii)             If such acquisition is structured as the acquisition of assets, such assets shall be acquired by a Borrower;

(iv)             Borrower shall have delivered to PFG not less than fifteen (15) days (or such shorter period of time agreed to by PFG), notice of such acquisition together with (A) pro forma combined projected financial information for the Borrower and the acquisition target (if applicable) consisting of projected balance sheets as of the proposed effective date of the acquisition or the closing date thereof and as of the end of the next fiscal year following the acquisition and projected statements of income and cash flows for such fiscal year, (B) copies of all material documents relating to such acquisition (including the acquisition agreement and any related document) and (C) historical financial information (including income statements, balance sheets and cash flows) covering at least three (3) complete fiscal years of the acquisition target, if available, prior to the effective date of the acquisition, in each case in form and substance reasonably satisfactory to PFG;

(v)               Both immediately before and after the consummation of such acquisition no Default or Event of Default shall have occurred and be continuing and, after giving effect to the pro forma projections referred to in clause (iv) above, no Default or Event of Default shall have occurred and be continuing;

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Partners for Growth	Loan and Security Agreement

(vi)             The board of directors (or other Person(s) exercising similar functions) of the seller of the assets or issuer of the equity interests being acquired shall not have disapproved such transaction or recommended that such transaction be disapproved;

(vii)           The acquisition will not otherwise result in any Default hereunder; and

(viii)         The purchase price of such proposed new acquisition, computed on the basis of total acquisition consideration paid or incurred, or required to be paid or incurred, with respect thereto, including the amount of Indebtedness (such Indebtedness being otherwise permitted under this Agreement) assumed or to which such assets, business, equity interests or any Person so acquired is subject, is less than $10,000,000.

“Permitted Indebtedness” means:

(i)                 the Loan and other Obligations; and

(ix)             Indebtedness existing on the Effective Date and shown on Exhibit A hereto;

(x)               Subordinated Debt;

(xi)             Indebtedness owing to Senior Lender not to exceed the Senior Debt Limit specified in the Schedule;

(xii)           other Indebtedness secured by Permitted Liens;

(xiii)         Indebtedness to trade creditors incurred in the ordinary course of business;

(xiv)         Indebtedness owed to the holders of “Stockholder Notes” and “Management Incentive Notes”, as defined in the those certain Subordinated Unsecured Promissory Notes issued under and in connection with the Merger Agreement in a maximum aggregate principal amount of $10,000,000;

(xv)           reimbursement obligations in respect of letters of credit in an aggregate face amount outstanding not to exceed $250,000 at any time outstanding, which has been reported to PFG in writing, and, in the case of reimbursement obligations to the Senior Lender in respect of letters of credit which do not exceed the Senior Debt Limit (taking into account all other Indebtedness to Senior Lender);

(xvi)         Indebtedness consisting of financing of insurance premiums; and

(xvii)       Indebtedness incurred in connection with Permitted Acquisitions, subject to the limitations specified therein.

“Permitted Investments” are:

(i)                 Investments (if any) shown on Exhibit A and existing on the Effective Date;

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Partners for Growth	Loan and Security Agreement

(xviii)     marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition;

(xix)         commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc.;

(xx)           Investments in Subsidiaries existing on the Effective Date;

(xxi)         bank certificates of deposit issued maturing no more than 1 year after issue;

(xxii)       trade credit in the ordinary course of business;

(xxiii)     advances to employees for travel and other ordinary course advances to employees;

(xxiv)     deposits to landlords;

(xxv)       Permitted Acquisitions, subject to the limitations specified therein;

(xxvi)     Investments in the New Subsidiaries, subject to PFG’s right under Section 4.9 to join such New Subsidiaries as Obligors hereunder or to otherwise secure Collateral related to such New Subsidiaries; and

(xxvii)   loans among Obligors in the ordinary course of business so long as the proceeds of such loans are used for purposes permitted by this Agreement; provided, however, for the avoidance of doubt, the proceeds of loans from the HCA Group (or repayment of loans made to the HCA Group) may be utilized by Borrower only for general operating purposes, for the benefit of the HCA Group, but not for Permitted Acquisitions by Borrower.

“Permitted Liens” means the following:

(i)                 purchase money Liens securing no more than $350,000 in the aggregate amount among all Obligors on specific items of Equipment acquired or held by Obligors incurred for financing the acquisition of such Equipment or on existing Equipment when acquired, so long as in each case the Lien is confined to the property and improvements and the proceeds of such Equipment;

(xxviii) leases of specific items of Equipment;

(xxix)     Liens for Taxes not yet payable;

(xxx)       additional security interests and liens consented to in writing by PFG, which consent may be withheld in its good faith business judgment. PFG will have the right to require, as a condition to its consent under this subparagraph (iv), that the holder of the additional security interest or lien sign an intercreditor agreement on PFG’s then standard form, acknowledge that the security interest is subordinate to the security interest in favor of PFG, and agree not to take any action to enforce its subordinate security interest so long as any Obligations remain outstanding, and that Borrower agrees that any uncured default in any obligation secured by the subordinate security interest shall also constitute an Event of Default under this Agreement;

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Partners for Growth	Loan and Security Agreement

(xxxi)     Liens being terminated substantially concurrently with this Agreement;

(xxxii)   Liens of materialmen, mechanics, warehousemen, carriers, or other similar liens arising in the ordinary course of business and securing obligations which are not delinquent;

(xxxiii) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by liens of the type described above in clauses (i) or (ii) above, provided that any extension, renewal or replacement lien is limited to the property encumbered by the existing lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase;

(xxxiv) Liens in favor of customs and revenue authorities which secure payment of customs duties in connection with the importation of goods;

(xxxv)   statutory, common law or contractual Liens of depository institutions or institutions holding securities accounts (including rights of set-off) securing only customary charges and fees in connection with such accounts;

(xxxvi) Liens of suppliers of Inventory, in the ordinary course of business; and

(xxxvii) Liens in favor of Senior Lender securing an amount not in excess of the Senior Debt Limit.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, government, or any agency or political division thereof, or any other entity.

“Plan” means Borrower’s Board-approved consolidated financial plan, including budgets and forecasts, for each of Borrower’s fiscal years.

“Prime Rate” means the rate quoted by the Wall Street Journal (or such other nationally recognized rate quoting service reasonably acceptable to PFG if the Wall Street Journal rate is unavailable) as the prime lending rate on the date hereof and on each business day of each calendar month during the term of this Agreement.

“Principal Group Member” means any of Borrower, HCA, PCA and PBI.

“Procure” or “procure” in relation to Borrower and each other Obligor, means that that the relevant Obligor shall exercise all direct and indirect control and other rights, including voting rights to effect each Subsidiary’s compliance with the terms and conditions of the Loan Documents relating to such Subsidiaries or as if applicable to it, and to take all such actions as are directly or indirectly required to cause its Subsidiary to take an action or refrain from taking an action that could reasonably result in a Default under the Loan Documents.

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Partners for Growth	Loan and Security Agreement

“Qualifying Request” means a request made by a Responsible Officer of Borrower in connection with a Loan that is within Borrower’s borrowing availability under this Agreement and Schedule 1, satisfies the relevant conditions set forth in Section 9, as the case may be, and is accompanied by such certificates, documents and instruments as may be required under this Agreement or otherwise reasonably required by PFG to confirm each Obligor’s compliance with the Loan Documents at the time of such request, or (ii) any other matter for which PFG’s consent is required under the Loan Documents.

“Registration Rights Agreement” means that certain agreement dated the Effective Date between Borrower and PFG pursuant to which PFG is granted certain rights in connection with securities registrations.

“Representations” means the written Representations and Warranties provided by Borrower to PFG referred to in the Schedule.

“Responsible Officer” means the CEO, COO, CFO and any other person authorized by appropriate corporate action and designated in writing to PFG as a Responsible Officer.

“Revenues” means revenues required to be recognized as such under GAAP.

“Security Instruments” means financing statements filed under the Code in any jurisdiction in which such financing statements may be filed, fixed and floating charges, share charges, mortgage debentures, and any other notices, instruments and filings that reflect the “all assets” security granted to PFG by each Obligor in this Agreement, the Guaranty and the other Loan Documents.

“Senior Lender” means SCM Specialty Finance Opportunities Fund, L.P., with its address at the Effective Date at c/o AQR Capital Management, LLC, 2 Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 068306th Floor, New York, NY 10018, or such other lender who shall refinance or replace SCM Specialty Finance Opportunities Fund, L.P., in each case with PFG consent, and “Senior Debt” means Indebtedness owing to the Senior Lender.

“Special Request” in relation to Reports (Section 6 of the Schedule) means a PFG written request for information other than information, reports and certificates required to be delivered under the terms of Section 6 of the Schedule on a scheduled periodic basis.

“Subordinated Debt” means debt incurred by an Obligor subordinated to Borrower’s or such Obligor’s debt to PFG (pursuant to a subordination agreement entered into between PFG, such Obligor and the subordinated creditor), on terms acceptable to PFG in its absolute discretion.

“Subsidiary” means, with respect to any Person, any Person of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by such Person or one or more Affiliates of such Person.

“Tax” means any tax (including any income tax, franchise tax, capital gains tax, estimated tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, occupation tax, inventory tax, occupancy tax, withholding tax or payroll tax), levy, assessment, tariff, impost, imposition, toll, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), that is, has been or may in the future be (a) imposed, assessed or collected by or under the authority of any Governmental Body, or (b) payable pursuant to any tax-sharing agreement or similar contract.

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Partners for Growth	Loan and Security Agreement

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information that is, has been or may in the future be filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Transfer” or “transfer” shall include any sale, assignment with or without consideration, encumbrance, hypothecation, pledge, or other transfer or disposition of any kind, including, but not limited to, transfers to receivers, levying creditors, trustees or receivers in bankruptcy proceedings or general assignees for the benefit of creditors, whether voluntary or by operation of law, directly or indirectly.

“Trust Account” means that certain trust account established by Borrower for the benefit of its public shareholders, as described in Borrower’s initial public offering prospectus dated November 7, 2011.

Other Terms. All accounting terms used in this Agreement, unless otherwise indicated, shall have the meanings given to such terms in accordance with GAAP, consistently applied. All other terms contained in this Agreement, unless otherwise indicated, shall have the meanings provided by the Code, to the extent such terms are defined therein.

8.	GENERAL PROVISIONS.

8.1              Confidentiality. PFG agrees to use the same degree of care that it exercises with respect to its own proprietary information, to maintain the confidentiality of any and all proprietary, trade secret or confidential information provided to or received by PFG from any Obligor, which indicates that it is confidential, including business plans and forecasts, non-public financial information, confidential or secret processes, formulae, devices and contractual information, customer lists, and employee relation matters, provided that PFG may disclose such information (i) to its officers, directors, employees, attorneys, accountants, affiliates, participants, prospective participants, assignees and prospective assignees, and such other Persons to whom PFG shall at any time be required to make such disclosure in accordance with applicable law or legal process, and (ii) in its good faith business judgment in connection with the enforcement of its rights or remedies after an Event of Default, or in connection with any dispute with any Obligor or any other Person relating to an Obligor. The confidentiality agreement in this Section supersedes any prior confidentiality agreement of PFG relating to Borrower or any other Obligor.

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Partners for Growth	Loan and Security Agreement

8.2              Interest Computation. In computing interest on the Obligations, all Payments received after 12:00 Noon, Pacific Time, on any day shall be deemed received on the next Business Day.

8.3              Payments. All Payments may be applied, and in PFG’s good faith business judgment reversed and re-applied, to the Obligations, in such order and manner as PFG shall determine in its good faith business judgment.

8.4              Monthly Accountings. PFG shall provide Borrower monthly with an account of advances, charges, expenses and payments made pursuant to this Agreement. Absent manifest error notified to PFG within 120 days after such account is rendered, such account shall be deemed correct, accurate and binding on all Obligors and an account stated (except for reverses and reapplications of payments made and corrections of errors discovered by PFG), unless Borrower notifies PFG in writing to the contrary within 60 days after such account is rendered, describing the nature of any alleged errors or omissions.

8.5              Notices; Authorization to Use Obligor Name, Etc. All notices to be given under this Agreement shall be in writing and shall be given either personally, or by reputable private delivery service, or by regular first-class mail, or certified mail return receipt requested, or by fax to the most recent fax number a party has for the other party (and if by fax, sent concurrently by one of the other methods provided herein), or by electronic mail to the most recent electronic mail address for Borrower provided for its chief financial officer, financial controller or other officer executing the Representations (and if by electronic mail, with an electronic delivery and/or read receipt), addressed to PFG or Borrower at the addresses shown in the heading to this Agreement, in the Representations or at any other address designated in writing by one party to the other party. All notices shall be deemed to have been given upon delivery in the case of notices personally delivered, or at the expiration of one Business Day following delivery to the private delivery service, or two Business Days following the deposit thereof in the United States mail, with postage prepaid, or on the first business day of receipt during business hours in the case of notices sent by fax or electronic mail, as provided herein. Each Obligor irrevocably authorizes PFG to: (i) use its logo on PFG’s website and in its marketing materials to denote the lending relationship between PFG and such Obligor; (ii) use a “tombstone” to highlight the transaction(s) from time to time between PFG and such Obligor; and (iii) to issue press releases in a form reasonable acceptable to such Obligor and PFG highlighting and summarizing the credit facilities extended by PFG to such Obligor from time to time under this Agreement, as amended from time to time, all of the above (i) through (iii), for marketing purposes.

8.6              Severability. Should any provision of this Agreement be held by any court of competent jurisdiction to be void or unenforceable, such defect shall not affect the remainder of this Agreement, which shall continue in full force and effect.

8.7              Integration. This Agreement and such other written agreements, documents and instruments as may be executed in connection herewith are the final, entire and complete agreement between the Obligors and PFG and supersede all prior and contemporaneous negotiations and oral representations and agreements, all of which are merged and integrated in this Agreement. There are no oral understandings, representations or agreements between the parties which are not set forth in this Agreement or in other written agreements signed by the parties in connection herewith.

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Partners for Growth	Loan and Security Agreement

8.8              Waivers; Indemnity. The failure of PFG at any time or times to require each Obligor to strictly comply with any of the provisions of this Agreement or any other Loan Document shall not waive or diminish any right of PFG later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of PFG or its agents or employees, but only by a specific written waiver signed by an authorized officer of PFG and delivered to Borrower. Each Obligor waives the benefit of all statutes of limitations relating to any of the Obligations or this Agreement or any other Loan Document, and each Obligor waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, instrument, account, General Intangible, document or guaranty at any time held by PFG on which an Obligor is or may in any way be liable, and notice of any action taken by PFG, unless expressly required by this Agreement. Each Obligor hereby agrees to indemnify PFG and its affiliates, subsidiaries, parent, directors, officers, employees, agents, and attorneys, and to hold them harmless from and against any and all claims, debts, liabilities, demands, obligations, actions, causes of action, penalties, costs and expenses (including reasonable attorneys’ fees), of every kind, which they may sustain or incur based upon or arising out of any of the Obligations, or any relationship or agreement between PFG and any Obligor, or any other matter, relating to any Obligor or the Obligations; provided that this indemnity shall not extend to damages proximately caused by the indemnitee’s own gross negligence or willful misconduct. Notwithstanding any provision in this Agreement to the contrary, the indemnity agreement set forth in this Section shall survive any termination of this Agreement and shall for all purposes continue in full force and effect.

8.9              No Liability for Ordinary Negligence. Neither PFG, nor any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG shall be liable for any claims, demands, losses or damages, of any kind whatsoever, made, claimed, incurred or suffered by any Obligor or any other party through the ordinary negligence of PFG, or any of its directors, officers, employees, agents, attorneys or any other Person affiliated with or representing PFG, but nothing herein shall relieve PFG from liability for its own gross negligence or willful misconduct.

8.10          Amendment. The terms and provisions of this Agreement may not be waived or amended, except in a writing executed by Borrower, each Obligor and a duly authorized officer of PFG.

8.11          Time of Essence. Time is of the essence in the performance by each Obligor of each and every obligation under this Agreement.

8.12          Attorneys’ Fees and Costs. Borrower shall reimburse PFG for all reasonable attorneys’ fees and all filing, recording, search, title insurance, appraisal, audit, and other reasonable costs incurred by PFG, pursuant to, or in connection with, or relating to this Agreement (whether or not a lawsuit is filed), including, but not limited to, any reasonable attorneys’ fees and costs PFG incurs in order to do the following: prepare and negotiate this Agreement and all present and future documents relating to this Agreement; obtain legal advice in connection with this Agreement or any Obligor; enforce, or seek to enforce, any of its rights; prosecute actions against, or defend actions by, Account Debtors; commence, intervene in, or defend any action or proceeding; initiate any complaint to be relieved of the automatic stay in bankruptcy; file or prosecute any probate claim, bankruptcy claim, third-party claim, or other claim; examine, audit, copy, and inspect any of the Collateral or any of any Obligor’s books and records; protect, obtain possession of, lease, dispose of, or otherwise enforce PFG’s security interest in, the Collateral; and otherwise represent PFG in any litigation relating to an Obligor. If either PFG or any Obligor files any lawsuit against the other predicated on a breach of this Agreement, the prevailing party in such action shall be entitled to recover its reasonable costs and attorneys’ fees, including (but not limited to) reasonable attorneys’ fees and costs incurred in the enforcement of, execution upon or defense of any order, decree, award or judgment. All attorneys’ fees and costs to which PFG may be entitled pursuant to this Paragraph shall immediately become part of Borrower’s Obligations, shall be due on demand, and shall bear interest at a rate equal to the highest interest rate applicable to any of the Obligations.

34

Partners for Growth	Loan and Security Agreement

8.13          Benefit of Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors, assigns, heirs, beneficiaries and representatives of Borrower and PFG; provided, however, that no Obligor may assign or transfer any of its rights under this Agreement without the prior written consent of PFG, and any prohibited assignment shall be void. No consent by PFG to any assignment shall release Borrower or any other Obligor from its respective liability for the Obligations.

8.14          Joint and Several Liability. If Borrower at any time consists of more than one Person, their liability shall be joint and several, and the compromise of any claim with, or the release of, any Borrower shall not constitute a compromise with, or a release of, any other Borrower.

8.15          Limitation of Actions. Any claim or cause of action by any Obligor against PFG, its directors, officers, employees, agents, accountants or attorneys, based upon, arising from, or relating to this Loan Agreement, or any other Loan Document, or any other transaction contemplated hereby or thereby or relating hereto or thereto, or any other matter, cause or thing whatsoever, incurred, done, omitted or suffered to be done by PFG, its directors, officers, employees, agents, accountants or attorneys, shall be barred unless asserted by such Obligor by the commencement of an action or proceeding in a court of competent jurisdiction by (a) the filing of a complaint within one year after the earlier to occur of (i) the first act, occurrence or omission upon which such claim or cause of action, or any part thereof, is based, or (ii) the date this Agreement is terminated, and (b) the service of a summons and complaint on an officer of PFG, or on any other person authorized to accept service on behalf of PFG, within thirty (30) days thereafter. Each Obligor agrees that such one-year period is a reasonable and sufficient time for such Obligor to investigate and act upon any such claim or cause of action. The one-year period provided herein shall not be waived, tolled, or extended except by the written consent of PFG in its sole discretion. This provision shall survive any termination of this Loan Agreement or any other Loan Document.

35

Partners for Growth	Loan and Security Agreement

8.16          Loan Monitoring. At reasonable times and upon reasonable advance notice to Borrower, PFG shall have the right to visit personally with Borrower up to two times per calendar year at its principal place of business or such other location as the parties may mutually agree, for the purpose of meeting with Borrower’s management in order to remain as up-to-date with Borrower’s business as is practicable and to maintain best practices in terms of lender loan monitoring and diligence. Reasonable out-of-pocket costs, including travel and lodging for up to two PFG staff for one of the two visits shall be at Borrower’s expense and reimbursed in the same manner as other PFG expenses under this Agreement. For the avoidance of doubt, such visits are separate and distinct from audits and inspections contemplated in Section 4.5 hereof.

8.17          Paragraph Headings; Construction. Paragraph headings are only used in this Agreement for convenience. Each Obligor and PFG acknowledges that the headings may not describe completely the subject matter of the applicable paragraph, and the headings shall not be used in any manner to construe, limit, define or interpret any term or provision of this Agreement. This Agreement has been fully reviewed and negotiated between the parties and no uncertainty or ambiguity in any term or provision of this Agreement shall be construed strictly against PFG or any Obligor under any rule of construction or otherwise. Amounts set off in brackets or parentheses are negative. The word “shall” is mandatory, the word “may” is permissive, and the word “or” is not exclusive. The term “Agreement” includes the Schedule.

8.18          Correction of Loan Documents. PFG may correct patent errors and fill in any blanks in the Loan Documents consistent with the agreement of the parties so long as PFG provides Borrower with written notice of such correction and allows Borrower at least ten (10) days to object to such correction. In the event of such objection, such correction shall not be made except by an amendment signed by PFG and all Obligors.

8.19          Governing Law; Jurisdiction; Venue. This Agreement and all acts and transactions hereunder and all rights and obligations of PFG and Borrower shall be governed by the laws of the State of California. As a material part of the consideration to PFG to enter into this Agreement, each Obligor (i) agrees that all actions and proceedings relating directly or indirectly to this Agreement shall, at PFG’s option, be litigated in courts located within California, and that the exclusive venue therefor shall be San Francisco County; (ii) consents to the jurisdiction and venue of any such court and consents to service of process in any such action or proceeding by personal delivery or any other method permitted by law; and (iii) waives any and all rights an Obligor may have to object to the jurisdiction of any such court, or to transfer or change the venue of any such action or proceeding.

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Partners for Growth	Loan and Security Agreement

8.20          Mutual Waiver of Jury Trial. EACH OBLIGOR AND PFG HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO, THIS AGREEMENT OR ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN PFG AND ANY OBLIGOR, OR ANY CONDUCT, ACTS OR OMISSIONS OF PFG OR BORROWER OR ANY OF THEIR DIRECTORS, OFFICERS, EMPLOYEES, AGENTS, ATTORNEYS OR ANY OTHER PERSONS AFFILIATED WITH PFG OR ANY OBLIGOR, IN ALL OF THE FOREGOING CASES, WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. WITHOUT INTENDING IN ANY WAY TO LIMIT THE PARTIES’ AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY, if the above waiver of the right to a trial by jury is not enforceable, the parties hereto agree that any and all disputes or controversies of any nature between them arising at any time shall be decided by a reference to a private judge, mutually selected by the parties (or, if they cannot agree, by the Presiding Judge of the San Francisco County, California Superior Court) appointed in accordance with Code of Civil Procedure Section 638 (or pursuant to comparable provisions of federal law if the dispute falls within the exclusive jurisdiction of the federal courts), sitting without a jury, in San Francisco County, California; and the parties hereby submit to the jurisdiction of such court. The reference proceedings shall be conducted pursuant to and in accordance with the provisions of Code of Civil Procedure §§ 638 through 645.1, inclusive. The private judge shall have the power, among others, to grant provisional relief, including without limitation, entering temporary restraining orders, issuing preliminary and permanent injunctions and appointing receivers. All such proceedings shall be closed to the public and confidential and all records relating thereto shall be permanently sealed. If during the course of any dispute, a party desires to seek provisional relief, but a judge has not been appointed at that point pursuant to the judicial reference procedures, then such party may apply to the San Francisco County, California Superior Court for such relief. The proceeding before the private judge shall be conducted in the same manner as it would be before a court under the rules of evidence applicable to judicial proceedings. The parties shall be entitled to discovery which shall be conducted in the same manner as it would be before a court under the rules of discovery applicable to judicial proceedings. The private judge shall oversee discovery and may enforce all discovery rules and order applicable to judicial proceedings in the same manner as a trial court judge. The parties agree that the selected or appointed private judge shall have the power to decide all issues in the action or proceeding, whether of fact or of law, and shall report a statement of decision thereon pursuant to the Code of Civil Procedure § 644(a). Nothing in this paragraph shall limit the right of any party at any time to exercise self-help remedies, foreclose against collateral, or obtain provisional remedies. The private judge shall also determine all issues relating to the applicability, interpretation, and enforceability of this paragraph.

[SIGNATURE PAGE FOLLOWS]

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Borrower:	PFG:

SELWAY CAPITAL ACQUISITION CORPORATION	PARTNERS FOR GROWTH III, L.P.

By: /s/ Mark Carlesimo	By: /s/ Jason Georgatos

Name: Mark Carlesimo	Name: Jason Georgatos

Title: Secretary	Title: Manager, Partners for Growth III, LLC Its General Partner

Guarantor:	Guarantor:

HEALTHCARE CORPORATION OF AMERICA	PRESCRIPTION CORPORATION OF AMERICA

By: /s/ Mark Carlesimo	By: /s/ Mark Carlesimo

Name: Mark Carlesimo	Name: Mark Carlesimo

Title: Secretary	Title: Secretary

Guarantor:

PCA BENEFITS, INC.

By: /s/ Mark Carlesimo

Name: Mark Carlesimo

Title: Secretary

- Signature Page Loan and Security Agreement -

Partners For Growth

Schedule to

Loan and Security Agreement

Borrower:	Selway Capital Acquisition Corporation, a Delaware corporation (Delaware Entity No. 4926507)
Address:	66 Ford Road, Suite 230, Denville, NJ 07834
Guarantor:	Healthcare Corporation of America, a New Jersey corporation (New Jersey Entity No. 0100989709) (“HCA”)
Address:	66 Ford Road, Suite 230, Denville, NJ 07834
Guarantor:	Prescription Corporation of America, a New Jersey corporation (New Jersey Entity No. 0100988206) (“PCA”)
Address:	66 Ford Road, Suite 230, Denville, NJ 07834
Guarantor:	PCA Benefits, Inc., a New Jersey corporation (New Jersey Entity No. 0101011650) (“PBI”)
Address:	66 Ford Road, Suite 230, Denville, NJ 07834
Date:	July 17, 2013

This Schedule forms an integral part of the Loan and Security Agreement between PARTNERS FOR GROWTH III, L.P., the above-named Borrower and above-named Guarantors of even date.

1.      LOAN (Section 1.1):

(a) The Loan:	The Loan shall consist of a one-time term loan in the amount of $5,000,000, all of which shall be disbursed on the Effective Date, subject to satisfaction (or PFG’s waiver, conditional or otherwise) of the conditions set forth in Section 9 of this Schedule.

(b) Repayment:	The principal amount of the Loan and all other accrued and unpaid monetary Obligations shall be repaid on the Maturity Date, unless the Loan is converted in accordance with this Section 1.

(c) Optional Conversion:	At any time prior to the Maturity Date, PFG may at its option convert the Note (or any part thereof) at any time up to and including the Maturity Date into the common stock of Borrower (an “Optional Conversion”) at Eight Dollars ($8.00) per share (the “Optional Conversion Price”), subject to adjustment in the same manner as the Number of Shares and Exchange Price are adjusted under Section 4 of the PFG Warrant (as defined in Section 9(l) of this Schedule). PFG may exercise its right to convert the Loan or part thereof by sending notice thereof via facsimile or electronic mail specifying the amount to be converted into Conversion Stock (a “Conversion Notice”). The date on which a Conversion Notice is sent to Borrower shall be a Conversion Date. Pursuant to the terms of the Conversion Notice, Borrower will use its reasonable best efforts to issue the Conversion Stock within three (3) Business Days of the delivery of the Conversion Notice and in any event shall issue the Conversion Stock within five (5) Business Days of the delivery of the Conversion Notice.

Partners for Growth	Schedule to Loan and Security Agreement

(d) Mandatory Conversion:	Subject to PFG’s determination that each of the following terms, conditions and limitations have been met, Borrower may upon thirty (30) Business Days’ notice (a “Mandatory Conversion Notice”) effect a mandatory conversion of all then-outstanding principal Obligations owing under the Note (such Borrower-initiated conversion, a “Mandatory Conversion”):

(1) No Default or Event of Default has or may have occurred at the time of any notice of Mandatory Conversion;

(2) (A) The Conversion Stock issuable under a Mandatory Conversion must be issued without a restrictive legend and be immediately and freely tradable by PFG and its purchasers or transferees, as determined by PFG (i) under Rule 144 of the Securities Act, or (ii) pursuant to a then-effective registration statement covering the Conversion Stock and Warrant Stock, and in either case, without restriction, qualification or limitation pursuant to applicable state law, and (B) PFG must not then be or have been for the preceding six months subject to compliance with Section 16 of the Exchange Act with respect to the Note, Warrant or Conversion Stock;

(3) The ten (10)-day volume-weighted average price per share for Borrower’s common stock ending on the date the Mandatory Conversion Notice is given (the “Mandatory Conversion Price”) must be at least Twenty Dollars ($20.00);

(4) The average daily trading volume of Borrower’s Common Stock over the five (5) trading days prior to any Borrower Mandatory Conversion Notice (inclusive of the effective date of Mandatory Conversion) must exceed 250,000 shares;

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Partners for Growth	Schedule to Loan and Security Agreement

(5) Notwithstanding anything to the contrary set forth herein, Borrower may not effect any Mandatory Conversion, if either the aggregate number of shares of Common Stock issuable upon conversion of the Note and the Warrant would cause PFG to become the beneficial holder of more than 10% of Borrower’s outstanding shares of Common Stock.

(6) Any accrued and unpaid interest on the Note to be converted being paid in cash on the effective date of Mandatory Conversion;

(7) the representation and warranty set forth in Section 3.16(h) of the Agreement is true and correct without regard to the last proviso set forth therein; and

(8) The Mandatory Conversion Notice shall include the relevant calculations acceptable to PFG to show that a Mandatory Conversion meets or will at the effective date of conversion meet the foregoing requirements and shall be certified by a Responsible Officer with direct knowledge of the foregoing.

(e) Amortization of Loan:	(1) Trigger. If Borrower (on a consolidated basis with all Obligors) fails to earn and report (i) for fiscal year 2013, (A) Revenues of at least $47.5 million and (B) EBITDA of at least $($7.1 million), and for fiscal 2014, Revenues and EBITDA thresholds having been set by PFG based on Borrower’s 2014 Plan, but in no event less than: (i) for each of Q1 2014 and Q2 2014, Revenues of not less than $16.4 million and EBITDA of $(1,250,000) and $(1,150,000) for each quarter, respectively, and (ii) for each of Q3 2014 and Q4 2014, Revenues of not less than $21.3 million and EBITDA of $(700,000), (for each such quarterly period, the “Amortization Triggers”), then PFG may elect to amortize all or (at PFG’s sole option) part of the Loan over the shorter of a 24-month period from the date such PFG election is made or the remaining term to the Maturity Date (the “Amortization Right”), which Amortization Right must be exercised, if at all, not later than the twentieth (20th) Business Day following the date PFG receives Borrower report certifying compliance (or failure to comply) with the Amortization Triggers and, if PFG so elects, Borrower shall thereafter commence to make monthly payments of principal and interest on all the Loan in conformity with the amortization schedule notified at such time by PFG.

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Partners for Growth	Schedule to Loan and Security Agreement

(2) Amortization Schedule. The amortization schedule shall reflect that 60% of the outstanding principal balance at commencement of amortization shall be repaid within the first 12 months of such 24- month period (or such number of months that is one-half of the months remaining to the Maturity Date if less than 24 months remains at commencement of amortization) and 40% monthly over the remaining 12 months (or such number of months that is one-half of the months remaining to the Maturity Date if less than 24 months remains at commencement of amortization).

(3) Calculation of Thresholds. In calculating Borrower’s Revenues and EBITDA for purposes of amortization, revenues, income and expense associated with Borrower’s 340B Business shall be excluded.

(4) Suspension of Amortization. PFG may suspend Borrower’s obligation to make amortized payments at any time upon notice in its sole discretion. Borrower may not re-borrow any principal repaid by amortization of the Loan and the principal amount of the Loan repaid from time to time by Borrower may not be converted by PFG under Section 1(c) of this Schedule.

(5) Amortization Triggers in Future Periods. For periods after 2014, PFG shall set the amortization triggers based on Borrower’s Plan for each fiscal year, guided (but not bound) by the fact that the 2013 thresholds were based on 80% of Plan Revenues and 70% of Plan EBITDA, but not less than some incremental percentage increase over the prior year targets.

(6) Effect of Amortization on Conversion. The amortization of principal under this Section shall not affect PFG’s right to convert under clause (c), above, or Borrower’s right to effect a Mandatory Conversion under clause (d) (subject to satisfaction of the conditions set forth therein) with respect to any remaining unamortized principal then outstanding.

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Partners for Growth	Schedule to Loan and Security Agreement

(f) Prepayment:	(1) If there is a Sale (as defined below) on or before eighteen (18) months from the Effective Date, and PFG does not exercise its conversion right under Section 1(c) of this Schedule, Borrower shall terminate this Agreement by paying in cash to PFG, in addition to all non-principal monetary Obligations then outstanding, invoiced or uninvoiced, the outstanding principal of the Loan plus the value of the Optional Conversion as determined using a Black-Scholes Option-Pricing Model (the “Black-Scholes Calculation”) with the following assumptions: (A) a risk-free interest rate equal to the risk-free interest rate at the time of the announcement of the Sale (or as close thereto as practicable), (B) a contractual life of the Loan equal to the remaining term of the Loan through the stated Maturity Date as of the date of the announcement of the Sale, (C) an annual dividend yield equal to dividends declared on the underlying Common Stock during the term of the Loan remaining to the stated Maturity Date (calculated on an annual basis), and (D) a volatility based on the market price of the Borrower’s Common Stock comprised of the greater of its volatility over the one year period ending on the day prior to the announcement of the Sale, and the volatility, over the one year period prior to the Sale, of an average of publicly-traded companies in the same or similar industry to Borrower with such companies having similar revenues.

(2) If there is an Sale (as defined below) after eighteen (18) months from the Effective Date, if PFG does not elect to convert the Loan under Section 1(c) of this Schedule, then Borrower shall, unless PFG consents in its sole discretion to the acquirer assuming the Obligations under the Loan Agreement, repay in cash all monetary Obligations then outstanding (other than inchoate obligations) or, if the consideration received in connection with the Sale is in the form of stock, so long as the requirements of Section 1(d) are met in relation to such Sale (clauses (vi) and (viii) in relation to Borrower and clauses (ii), (iii), (iv), (v) and (vii) in relation to the Sale and the stock to be received by PFG in connection with the Sale), in stock.

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Partners for Growth	Schedule to Loan and Security Agreement

(3) Definition of Sale. The term “Sale” as used in this Section 1 means (i) any event, transaction, or occurrence as a result of which (a) any “person” (as such term is defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as an amended (the “Exchange Act”)), other than a trustee or other fiduciary holding securities under an employee benefit plan of Borrower, is or becomes a beneficial owner (within the meaning Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of any Principal Group Member, representing fifty percent (50%) or more of the combined voting power of such Principal Group Member’s then outstanding securities, or (ii) any other transaction in which fifty percent (50%) or more of the assets or value of the Group (as defined in Section 7 of the Loan Agreement) taken as a whole is sold; provided, however, in relation to Borrower (only, as distinct from the HCA Group), a “Sale” implies a transaction or event initiated by or engaged in by Borrower (as opposed to its stockholders), in which consideration is exchanged, rather than a mere crossing of the percentage threshold set forth in clause (i), above, resulting from the purchase and sale of stock on a stock market and resulting in a person (acting alone or as part of a group) accumulating sufficient Borrower voting stock in the market and/or from third parties unaffiliated with Borrower sufficient to equal or exceed such threshold. Thirty (30) days prior to effecting any Sale, Borrower shall give written notice to PFG thereof, which notice shall include a copy of the definitive agreement (and exhibits) relating thereto with a statement as to the estimated consideration receivable to PFG upon conversion of the Note prior thereto. For the avoidance of doubt, PFG may exercise its right to convert under Section 1(c) during the thirty-day notice period specified above.

(4) Optional Prepayment. Borrower may, at any time after two (2) years from the Effective Date, prepay the Loan in whole only, provided, however, that automatically upon such prepayment the Conditionally-Exercisable Warrants (see Section 9(z)) shall become immediately exercisable by the holders thereof.

Conversion Price Adjustment:	In the event that the Post-Acquisition Tender Offer (as described in Section 3.16(b) of the Loan Agreement) is effected at less than $10.30 per share (the “Assumed Tender Price”), the Conversion Price under Section 1(c), above, shall be adjusted (reduced) to reflect the percentage that the actual Tender Offer price bears to the Assumed Tender Price. For example only, if the Tender Offer price is $9.27, representing a price that is 10% less than the Assumed Tender Price, then the Conversion Price would be adjusted from $8.00 to $7.20 (the Conversion Price less 10%).

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Partners for Growth	Schedule to Loan and Security Agreement

2. INTEREST.

Interest Rate (Section 1.2):

The Loan shall bear interest at a per annum rate equal to the Prime Rate from time to time, plus 5.25%, adjusted as and when the Prime Rate changes (i.e., floating); provided, however, if Borrower exceeds Revenues of $35.5 million and EBITDA of $(3.1 million) for the six (6) month period ending December 31, 2013, then the Interest Rate shall automatically, without further action by Borrower, be reduced to a per annum rate equal to the Prime Rate from time to time, plus 3.25%, floating. Notwithstanding the foregoing, the Interest Rate shall not at any time exceed 10% per annum, unless the interest rate is the Default Rate.

Interest shall be calculated on the basis of a 360-day year for the actual number of days elapsed each month. Accrued interest for each month shall be payable monthly, on the first day of each month for interest accrued during the prior month.

3. FEES (Section 1.3):

Loan Fee:	$100,000, payable (or deductible from Loan proceeds, at PFG’s option) on the Effective Date, less any non-refundable good faith deposit paid by Borrower prior to the Effective Date.

4. MATURITY DATE (Section 5.1):	July 17, 2018.

5. FINANCIAL COVENANTS (Section 4.1):

Minimum Cash:	Borrower shall: (1) from the Effective Date through January 31, 2014,at all times (but reported monthly in the Compliance Certificate) maintain Cash of not less than $2,000,000; and (2) from February 1, 2014 through the Maturity Date, have Cash of not less than $3,000,000.

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Partners for Growth	Schedule to Loan and Security Agreement

6. REPORTING. (Section 4.4):

Borrower shall provide PFG with the following:

(a)   Upon Special Request, monthly unaudited consolidated Financial Statements, monthly accounts payable, accounts receivable and deferred Revenue schedules, aged by invoice date, and outstanding or held check registers, if any, if so requested within 30 days after the end of each month.

(b)   Quarterly Financial Statements, within 30 days after the end of each fiscal quarter.

(c)   Quarterly deferred Revenue schedules, accounts payable and accounts receivable agings, within 20 days of the end of each fiscal quarter.

(d)  Monthly Compliance Certificates within 20 days after the end of each month, signed by the Chief Financial Officer of Borrower, certifying that as of the end of such month Borrower is in full compliance with all of the terms and conditions of this Agreement.

(e)   An annual Compliance Certificates certifying that Borrower as met or exceeded the Amortization Trigger (but unless pursuant to Special Request, not setting forth any calculations supporting the same, unless such information is publicly available).

(f)    Upon Special Request, an update to the Representations.

(g)   Annual Borrower Plan, within forty-five (45) days after the end of Borrower’s fiscal year.

(h)   Annual consolidated Financial Statements, as soon as
available, and in any event within 120 days following the end of Borrower’s fiscal year, certified by, and with an unqualified opinion of, independent certified public accountants acceptable to PFG. If Borrower is current in its filing obligations under the Securities Exchange Act of 1934 and in fact timely files a form 10-K with the Securities and Exchange Commission that is available within said period through EDGAR, this requirement will be deemed satisfied.

(i)     Upon Special Request, copies of all reports and statements provided by Borrower to the Senior Lender.

(a)   Such other reports and information as PFG may reasonably request.

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Partners for Growth	Schedule to Loan and Security Agreement

7. BORROWER INFORMATION:	Each Obligor represents and warrants that the information set forth in the Representations and Warranties of Borrower delivered to PFG and effective as of Effective Date (the “Representations”) is true and correct as of the Effective Date.

8. ADDITIONAL PROVISIONS

(a)    Senior Lender.

(1)   Senior Loan Documents. As used herein, “Senior Loan Documents” means all present and future documents instruments and agreements entered into between any Obligors and the Senior Lender or by third parties relating to an Obligor and the Senior Lender.

(2)   Senior Debt Limit. Borrower shall not permit the total principal amount of Indebtedness of all Obligors (collectively) to the Senior Lender to exceed $5,000,000 at any time outstanding; provided, however, if Borrower at any time exceeds EBITDA of $0 in each of three (3) consecutive months (which calculation shall include income and expense from Borrower’s 340B Business), then such cap shall no longer apply. Thereafter, if Obligors party to the Senior Loan Documents meet the borrowing availability conditions specified in the Senior Loan Documents as in their form on the Effective Date, such Indebtedness may not exceed the lesser of (i) the additional credit available from time to time under such Senior Loan Documents and (ii) the aggregate of (A) a principal amount of $25,000,000, plus (B) up to $1,000,000 in interest on loans due from Obligors, fees and expenses for which Obligors are obligated, sums due from Obligors in connection with the issuance of commercial letters of credit, issuance of forward contracts for foreign exchange reserve, and any other direct or indirect financial accommodation the Senior Lender may provide to Obligors (the “Senior Debt Limit”). In no event may the principal amount of Indebtedness of Obligors (in the aggregate) to the Senior Lender exceed $25,000,000 without PFG’s express consent, to be granted or withheld in its sole business judgment and discretion.

(3)   Senior Loan Documents. Obligor represents and warrants that it has provided PFG with true and complete copies of all existing Senior Loan Documents, and Obligor covenants that it will, in the future, provide PFG with true and complete copies of any future Senior Loan Documents, including without limitation any amendments to any existing Senior Loan Documents.

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Partners for Growth	Schedule to Loan and Security Agreement

(b) Deposit Accounts. Concurrently, each Obligor shall cause the banks and other institutions where its Deposit Accounts are maintained to enter into control agreements with PFG, in form and substance satisfactory to PFG in its good faith business judgment and sufficient to perfect PFG’s security interest in said Deposit Accounts, subject to the security interest of the Senior Lender. Said control agreements shall permit PFG, upon a Default, to exercise exclusive control over said Deposit Accounts (subject to the rights of the Senior Lender). Notwithstanding the foregoing (but subject to Borrower and each Obligor’s continuing obligation to disclose all Deposit Accounts under Section 3.4(b) of the Agreement), Borrower and each Obligor shall not be required to provide a Control Agreement in respect of: (i) petty cash accounts with a maximum balance at any time not exceeding $25,000; (ii) Deposit Accounts used exclusively to fund payroll and related employment taxes, including withholding tax. For the avoidance of doubt, if any of the foregoing accounts used at any time for other than the specified purposes or substantially identical purposes, then a Control Agreement shall be required in respect of such Deposit Accounts.

(b) Subordination of Inside Debt. All present and future indebtedness of each Obligor to its officers, directors and shareholders (“Inside Debt”) shall, at all times, be subordinated to the Obligations pursuant to a subordination agreement on PFG’s standard form. Each Obligor represents and warrants that there is no Inside Debt outstanding in respect of itself as of the Effective Date, except as set forth in Exhibit A. Prior to incurring any Inside Debt in the future, each Obligor shall cause the proposed holder of such Inside Debt to execute and deliver to PFG a subordination agreement in PFG’s standard form.

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Partners for Growth	Schedule to Loan and Security Agreement

(c) Registration Rights. Borrower and PFG shall enter into the Registration Rights Agreement in the form attached hereto as Exhibit G (the “Registration Rights Agreement”).

(d) Calculation of Amortization Triggers, Financial Covenant. In calculating Revenues, EBITDA (and its components) and Cash, elements of the foregoing in relation to Borrower’s consolidated Financial Statements other than Borrower’s HCA Group-related business shall be excluded. For example only, if Borrower (only) makes a Permitted Investment in a business unrelated to the HCA Group business, then Revenues, EBITDA and Cash related to such Permitted Investment shall not be included in the calculation of Revenues, EBITDA and Cash under this Agreement.

9. CONDITIONS	In addition to any other conditions to the Loan set out in this Agreement, PFG will not make the Loan until PFG shall have received from each Obligor, in form and substance satisfactory to PFG, such documents, and completion of such other matters, as PFG may reasonably deem necessary or appropriate, including that there shall be no discovery of any facts or circumstances which would, as determined by PFG in its sole discretion, negatively affect or be reasonably expected to negatively affect the collectability of the Obligations, PFG’s security interest in each Obligor’s Collateral or the value thereof, including, without limitation:

(a) duly executed original signatures of each Obligor to the Loan Documents to which each Obligor is a party, including without limitation, this Agreement and an Intellectual Property Security Agreement and related Collateral Agreements and Notices, Solvency Certificates;

(b) each Obligor’s respective Constitutional Documents and, where applicable, a good standing certificate of each Obligor certified by the Secretary of State or other Governmental Body of the jurisdiction of formation of such Obligor as of a date no earlier than thirty (30) days prior to the Effective Date;

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Partners for Growth	Schedule to Loan and Security Agreement

(c) a Certificate of Incumbency and a Secretary’s Certificate certifying the Constitutional Documents of each Obligor and resolutions of the Board of Directors of each Obligor authorizing the execution, delivery and performance of the Loan Documents to which such Obligor is a party, including in the case of Borrower, the Warrant and the issuance of Conversion Stock and Warrant Stock;

(d) account control agreements as required by Section 8(b) of this Schedule, duly executed by each Borrower, each Obligor, as applicable, and each relevant depositary institution in favor of PFG;

(e) certified copies, dated as of a recent date, of Security Instrument searches, as PFG shall request, accompanied by written evidence (including any UCC termination statements) that the Liens indicated in any such Security Instruments either constitute Permitted Liens or have been or, in connection with the Loan, will be terminated or released;

(f) the Representations, duly executed by Borrower for itself and on behalf of each other Obligor;

(g) the representations and warranties made by each Obligor in this Agreement shall be true and correct in all material respects and each Obligor shall have performed all covenants under the Transaction Documents;

(h) the Merger shall be effective, all deliverables provided and conditions thereto satisfied to PFG’s reasonable judgment; Loeb & Loeb, LP, counsel to Borrower shall have issued and delivered an opinion of counsel in favor of PFG (together with a New Jersey law opinion from Lowenstein Sandler LLP and back-up Certificate from internal counsel to the HCA Group in the forms appended hereto as Exhibit E hereto;

(i) neither Borrower nor any other Obligor shall have any outstanding Indebtedness or other borrowing, other than capitalized leases and similar financial obligations expressly disclosed in the Representations, and the Indebtedness owing to the Senior Lender and other Permitted Indebtedness;

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Partners for Growth	Schedule to Loan and Security Agreement

(j) landlord consents executed in favor of PFG by each Obligor’s principal office lessor in respect of its premises in Denville, NJ and, if required by PFG, each other premises where any Obligor holds Collateral, and warehouseman’s/bailee waivers in respect of third party premises where Collateral is stored or housed;

(k) termination of all obligations under the Bridge Notes, by conversion thereof into the common stock of Borrower, as specified in the terms of the Merger, together with the termination of all Liens of record, evidence of which shall be provided to PFG not later than sixty (60) calendar days from the Effective Date, it being agreed that the failure to terminate all Liens of record within such 60-day period shall constitute an Event of Default under this Agreement;

(l) duly executed Warrants in favor of PFG and its designees (the “PFG Warrant”) to purchase 220,000 shares (in the aggregate among PFG and its designees) of Borrower’s Series C common stock, in agreed form;

(m) the insurance policies and/or endorsements required pursuant to Section 5.2;

(n) payment of the Fees specified in Section 3 of this Schedule and PFG’s expenses incurred in connection with the Loan;

(o) any third party consents required in order for each Obligor to enter into and perform the Loan Documents;

(p) an Intercreditor Agreement in agreed form between PFG and the Senior Lender;

(q) a Pledge Agreement in favor of PFG from Borrower in respect of its ownership interests in HCA;

(r) a Pledge Agreement in favor of PFG from HCA in respect of its ownership interests in its Subsidiaries, including PCA and PBI;

(s) execution, delivery and (as necessary or appropriate) filing of all Security Instruments;

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Partners for Growth	Schedule to Loan and Security Agreement

(t) delivery of legally-sufficient and customary evidence of the consummation of the Merger;

(u) Borrower shall have entered into the Registration Rights Agreement appended hereto as Exhibit F;

(v) each of HCA, PCA and PBI shall have executed the Cross- Corporate Continuing Guaranty and Security Agreement in favor of PFG in agreed form, together with a certificate of solvency in relation to such Subsidiaries;

(w) the chief financial officer of the Group shall have executed and delivered the Solvency Certificate;

(x) the ownership interest of Borrower in HCA shall be no less than 100% and the ownership interest of HCA in PCA and PBI shall be no less than 100%;

(y) within 60 days, evidence of the transfer of the HCA Group Domain (www.hca-pca.com) from Gary Sekulski to HCA;

(z) duly executed Warrants in favor of PFG and its designees that are conditionally-exercisable under Section 1(f)(iv) of this Schedule (the “Conditionally-Exercisable PFG Warrant”) to purchase 625,000 shares (in the aggregate among PFG and its designees) of Borrower’s Series C common stock, in agreed form; and

(aa) to the extent that the conditions to this Agreement have not been completed as of the Effective Date, a post-closing obligations letter in PFG’s customary form by which PFG waives or defers performance of such conditions as PFG is willing to defer in its sole business discretion.

[Signature Page Follows]

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Borrower:	PFG:

SELWAY CAPITAL ACQUISITION CORPORATION	PARTNERS FOR GROWTH III, L.P.

By: /s/ Mark Carlesimo	By: /s/ Jason Georgatos

Name: Mark Carlesimo	Name: Jason Georgatos

Title: Secretary	Title: Manager, Partners for Growth III, LLC Its General Partner

Guarantor:	Guarantor:

HEALTHCARE CORPORATION OF AMERICA	PRESCRIPTION CORPORATION OF AMERICA

By: /s/ Mark Carlesimo	By: /s/ Mark Carlesimo

Name: Mark Carlesimo	Name: Mark Carlesimo

Title: Secretary	Title: Secretary

Guarantor:

PCA BENEFITS, INC.

By: /s/ Mark Carlesimo

Name: Mark Carlesimo

Title: Secretary

- Signature Page to Schedule to Loan and Security Agreement -

EXHIBIT D

Representations and Warranties of PFG

PFG hereby represents and warrants to Borrower as follows:

(a)                Investment Representations. PFG understands that neither the Note nor the Conversion Stock have been registered under the Securities Act. PFG also understands that Note is being offered and sold pursuant to an exemption from registration contained in Rule 506 of Regulation D under the Securities Act based in part upon PFG’s representations contained in this Agreement. PFG hereby represents and warrants as follows:

(i) PFG Bears Economic Risk. PFG has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to Borrower so that it is capable of evaluating the merits and risks of its investment in Borrower and has the capacity to protect its own interests. PFG understands that it must bear the economic risk of this investment and represents that it is able to hold the Note and the Conversion Stock indefinitely unless and until the Note (or the Conversion Stock, as may be the case) are registered pursuant to the Securities Act, or an exemption from registration thereunder is available.

(ii) Acquisition for Own Account. PFG is acquiring the Note and the Conversion Stock for PFG’s own account for investment purposes only, and not with a view towards their distribution.

(b)               PFG Can Protect Its Interest. PFG represents that by reason of its, or of its management’s, business or financial experience, PFG has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the other Loan Documents. PFG also represents such PFG has not been organized for the purpose of acquiring the Note or the Conversion Stock.

(c)                Accredited Investor. PFG represents that it is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.

(d)               Company Information. PFG has had an opportunity to discuss Borrower’s business, management and financial affairs with directors, officers and management of Borrower and has had the opportunity to review Borrower’s operations and facilities. PFG has also had the opportunity to ask questions of and receive answers from, Borrower and its management regarding the terms and conditions of this investment.

(e)                Rule 144. PFG acknowledges and agrees that the Note and the Conversion Stock must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. PFG has been advised or is aware of the provisions of Rule 144 promulgated under the Securities Act, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about Borrower, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

(f)                Residence. The office or offices of the PFG in which its investment decision was made is located in San Francisco, California.

Exhibit G – Capitalization Tables of Obligors

Selway Capital Acquisition Corporation:

The authorized capital of Borrower consists of 31,000,000 shares of capital stock, of which 30,000,000 are shares of common stock and 1,000,000 are shares of blank-check preferred stock. As of the Effective Date, 9,793,459 shares of common stock are issued and outstanding, consisting of 839,965 Series B Shares and 8,953,494 Series C Shares, and no shares of preferred stock are issued and outstanding. The Series B Shares are entitled to redemption rights in accordance with Borrower’s Amended and Restated Certificate of Incorporation and Bylaws. All series of Common Stock will be consolidated on a one-forone basis with all of Borrower’s other series of Common Stock into one series of common stock following the redemption of the Series B Shares in accordance with Borrower’s Amended and Restated Certificate of Incorporation. As of the Issue Date, Borrower had unit purchase options to purchase an aggregate of 100,000 units (each unit consisting of one share of common stock and one warrant) at an exercise price of $12.50 per unit issued and outstanding, and 3,296,250 warrants to purchase one share of common stock at an exercise price of $7.50 per share, consisting of 2,000,000 warrants issued in connection with Borrower’s IPO, 1,000,000 warrants issued to the sponsor of Borrower, and 296,250 warrants issued to investors in connection with a bridge financing completed in September 2012 issued and outstanding. Both the unit purchase option and the warrants are exercisable commencing upon consolidation of Borrower’s common stock into one series of common stock and expire on November 7, 2016.

The capitalization of Borrower, on a fully diluted basis, on: (i) the Effective Date; and (ii) immediately following the expiration of the Tender Offer, assuming the Maximum Tender Condition is satisfied, is detailed below:

Type of Securities	Outstanding as of the Effective Date	Outstanding following expiration of the Tender Offer, assuming Maximum Tender
Preferred Stock Common Stock	-	-
Series A Shares	-	-
Series B Shares	839,965	-
Series C Shares	8,953,494	8,953,494
Series C Shares issued to PFG	-	625,000
Total common stock	9,793,459	8,953,494

Warrants	3,296,250	3,296,250
IPO warrants	2,000,000	2,000,000
Sponsor warrants	1,000,000	1,000,000
Bridge warrants	296,250	296,250
PFG non-conditional warrants	-	220,000
PFG conditional warrants	-	[625,000]
Total warrants	3,296,250	4,141,250

Unit Purchase Option
Common Stock	100,000	100,000
Warrants	100,000	100,000

Total securities outstanding on a fully diluted basis	13,289,709	13,294,744

Pursuant to the Agreement and Plan of Merger between Borrower, Selway Merger Sub, Inc., Healthcare Corporation of America (“HCA”), Prescription Corporation of America (“PCA”), Gary Sekulski, as representative of HCA, and Edmundo Gonzalez, as representative of Borrower, pursuant to which Borrower acquired all of the issued and outstanding shares of HCA (the “Merger”), Borrower agreed to issue up to 2,800,000 shares of common stock upon the combined company achieving certain consolidated gross revenue thresholds. Additionally, pursuant to an employment agreement dated May 8, 2013, subject to implementation of a fully approved and legally compliant employee stock compensation program, Borrower agreed to issue 200,000 stock options to its chief financial officer, Yoram Bibring. Except as specified herein, there are no other outstanding subscriptions, options, warrants, rights (including “phantom stock rights”), calls, commitments, understandings, conversion rights, rights of exchange, plans or other agreements of any kind providing for the purchase, issuance or sale of any shares of the capital stock of Borrower or any of its subsidiaries.

Pursuant to a voting agreement dated April 10, 2013, by and among Borrower, HCA, and certain shareholders, for a two year period following the Merger, the applicable holder will vote all shares then-owned in favor of those persons nominated to Borrower’s board of directors by: (i) Gary Sekulski, the representative of the stockholders of HCA before the Merger, who will designate three persons, (ii) Edmundo Gonzalez, Selway’s representative, who will designate one person; and (iii) such board designees, who will unanimously designate three persons to be independent directors. Except as specified herein, there are no other agreements with respect to any securities of Borrower or its subsidiaries, including any voting trust, other voting agreement or proxy with respect thereto.

Healthcare Corporation of America

Immediately prior to the closing of the Merger, HCA had 40,000,009 common shares and 592,500 preferred shares outstanding. As part of the Merger (which closed April 10, 2013), all previously issued and outstanding shares of HCA were cancelled and converted into securities of Borrower (the issuer/parent). As of the Effective Date and immediately following the expiration of the Tender Offer, the only outstanding shares of HCA are the 100 shares carried over from Selway Merger Sub, Inc.

Prescription Corporation of America

The authorized capital of PCA consists of 2,000 shares of capital stock, all of which are shares of common stock. As of the Effective Date and immediately following the expiration of the Tender Offer, 1,000 shares of common stock are issued to HCA and are outstanding.

PCA Benefits, Inc.

The authorized capital of PCA Benefits, Inc. consists of 2,000 shares of capital stock, all of which are shares of common stock. As of the Effective Date and immediately following the expiration of the Tender Offer, 1,000 shares of common stock are issued to HCA and are outstanding.

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